COMPLETE ANALYSIS/SELF-CONTAINED
                                APPRAISAL REPORT

                                       OF

                               CLANTON MARKETPLACE
                          U.S. HIGHWAY 31/OLLIE AVENUE

                                CLANTON, ALABAMA
                                    (M97-375)


================================================================================

                            H.J. Porter & Associates
                                       of Montgomery

================================================================================

                        COMPLETE ANALYSIS/SELF-CONTAINED
                                APPRAISAL REPORT

                                       OF

                               CLANTON MARKETPLACE
                          U.S. HIGHWAY 31/OLLIE AVENUE
                                CLANTON, ALABAMA
                                    (M97-375)


                                       FOR


                                MR. LARRY MILLER
                                  MERRILL LYNCH
                      WORLD FINANCIAL CENTER - NORTH TOWER
                            NEW YORK, NEW YORK 10281

                                      AS OF

                       AUGUST 15, 1998 - PROSPECTIVE VALUE

                                       BY

                        HOWARD J. PORTER, JR., MAI, CCIM
                        PHILIP J. MINOR, SENIOR ASSOCIATE
                     H. J. PORTER & ASSOCIATES OF MONTGOMERY
                             235 SOUTH COURT STREET
                            MONTGOMERY, ALABAMA 36104

                    [Letterhead of H.J. Porter & Associates]

                                               August 26, 1997

Mr. Larry Miller
Merrill Lynch
World Financial Center - North Tower
New York, New York 10281

                    RE:  Clanton Marketplace
                         U.S. Highway 31/Ollie Avenue
                         Clanton, Alabama (M97-375)

Dear Mr. Miller:

At your request the below signed Associate has made an inspection and we have completed an appraisal of the above-referenced property. The purpose of the appraisal was to estimate the market value of the leased fee interest in the subject property, one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under a single management and subject to stringent release provisions. As such, the estimated value of the subject property is subject to the above conditions. A definition of market value and a description of the subject property are found in the appraisal report.

In arriving at a market value for the property, consideration was given to the Cost, Income and Sales Comparison Approaches to Value. An analysis of the local market was made in regard to the subject's competitive position, comparable data and economic viability. The property was valued as of August 15, 1998, the prospective date of completion/occupancy of the proposed addition to the Winn Dixie Grocery Store. Attention is directed to the special assumption and limiting condition on Page 1 of the appraisal.

Based on our investigation of the subject property and its economic environment, we are of the opinion that the subject's leased fee interest will have a prospective market value as of August 15, 1998 of:

                FIVE MILLION ONE HUNDRED NINETY THOUSAND DOLLARS
                                  ($5,190,000)

                Divided as:             Land:             $   295,000
                                        Improvements:     $ 4,895,000

Mr. Larry Miller
26 August 1997
  - Page 2 -


This complete analysis/self-contained appraisal report, which has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice, without departure, is submitted in support of these conclusions.

                                   Yours very truly,

/s/ Howard J. Porter, Jr.                /s/ Philip J. Minor

Howard J. Porter, Jr., MAI, CCIM         Philip J. Minor, Associate Appraiser
Certified General Real                   Certified General Real
Property Appraiser                       Property Appraiser
Alabama Certificate #G51                 Alabama Certificate #G152

                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Property Identification:            Clanton Marketplace
                                    U.S. Highway 31/Ollie Avenue
                                    Clanton, Alabama 35045

Date of Value:                      "At Completion" - August 15, 1998

Property Type:                      Multi-Tenant Retail

Site Data:                          6.04 acres or 263,12 square feet

Improvement Data:                   Winn Dixie:         45,500 square feet (NLA)
                                    Harco Drug:          8,450 square feet
                                    Shop Space:         11,300 square feet

Property Ownership:                 The property is currently under the
                                    ownership of Clanton Partners, Ltd.

Zoning:                             B-2, General Business District

Highest And Best Use
As If Vacant:                       Retail

Highest And Best Use
As Improved:                        Retail

Value Indications:

                                    Site Value:                   $  295,000

                                    Cost Approach:                $4,800,000
                                    Income Approach:              $5,190,000
                                    Sales Comparison Approach:    $4,960,000

                                    Market Value:                 $5,190,000


                                              H.J. Porter & Assoc. of Montgomery

                                TABLE OF CONTENTS

Scope Of The Assignment......................................................1
Intended Use Of The Appraisal................................................1
Type Of Appraisal/Method Of Reporting........................................2
Dates Of Value Estimate......................................................2
Property Location............................................................2
Property Ownership/History...................................................2
Zoning/Public Utilities......................................................2
Ad Valorem Tax Analysis......................................................3
Legal Description/Land Size..................................................3
Environmental Considerations.................................................5
Marketing Time...............................................................5
Exposure Time................................................................5
Purpose Of Appraisal/Definintion Of Market Value.............................5
Rights Appraised.............................................................6
Area Analysis - Clanton/Chilton County, Alabama..............................7
Neighborhood Analysis.......................................................12
Site Analysis...............................................................15
Description Of Proposed Improvements........................................16
Highest And Best Use........................................................17
The Appraisal Process.......................................................19
Land Value - Direct Comparison..............................................22
Cost Approach To Value......................................................29
Sales Comparison Approach...................................................50
Reconciliation And Final Value Estimate.....................................61
Certification...............................................................62

EXHIBITS

Site Location...................................................Facing Page  2
Area Map........................................................Facing Page  7
Site Plan.......................................................Facing Page 15
Subject Photos..................................................Facing Page 16
Land Sales Map..................................................Facing Page 27
Comparable Rentals Map..........................................Facing Page 35
Explanatory Notes...............................................Facing Page 49
Comparable Sales Map............................................Facing Page 59

REAR EXHIBITS

Assumptions and Limiting Conditions
Appraiser's Qualifications
Appraiser's Certification

SPECIAL ASSUMPTION AND LIMITING CONDITION

The subject property is appraised "At Completion/Occupancy" assuming completion of a proposed addition to the existing Winn Dixie grocery store. Should this addition not be made, or should the lease agreement for the expanded space differ from the "proposed" lease summarized in the appraisal, the appraiser's specifically reserve the right to alter the value estimate indicated.

SCOPE OF THE ASSIGNMENT

The subject property, a neighborhood shopping center, is one of fifteen shopping centers to be included in a portfolio of retail shopping units that will be cross collateralized, under single management and subject to stringent release provisions.

The scope of the assignment includes undertaking the three recognized approaches to value with consideration given to the current status of the retail market in Clanton, Alabama.

In the Cost Approach, local Realtors(R) and Appraisers were contacted and a search of public records was made to locate comparable land sales used to value the subject site. A detailed inspection of the property was made on August 22, 1997. Cost calculations were taken from the Marshall Valuation Service, a recognized national cost service indexed to the Clanton, Alabama market.

In the Income Approach to Value, a survey of local retail market conditions was made by interviews with local leasing and management agents to determine if the contract rents for the local tenant shop space was competitive and market oriented. Expense comparables were studied to estimate appropriate expense deductions. The resulting net operating income was capitalized into a value estimate with in overall capitalization rate. The comparable improved sales found in the Market Approach sold on direct capitalization of stabilized net operating income rather than discounted cash flow analysis. The overall capitalization rate was derived from market sales, built-up rates using current market rates for debt and equity and from published investor surveys.

In the Sales Comparison Approach, Realtors(R), appraisers and mortgage lenders were interviewed to locate sales of comparable improved properties. The sales located were compared to the subject with adjustments made for items of difference. The three approaches to value were reconciled to provide a value estimate for the property.


                                              H.J. Porter & Assoc. of Montgomery

                               [GRAPHIC OMITTED]

                                 Site Location

INTENDED USE OF THE APPRAISAL

This appraisal has been requested to function as an underwriting guide for mortgage loan purposes and for use in securitization of mortgages . Accordingly, it may be provided by Merrill Lynch and Co. to potential investors in a securitization or other sale of mortgage loans

TYPE OF APPRAISAL/METHOD OF REPORTING

In accordance with the Uniform Standards of Professional Appraisal Practice, the appraisers have performed a "Complete" appraisal according to Standard Rule 1 and the communication to the client is a "Self-Contained Appraisal Report" in accordance with Standard Rule 2 -2(a).

DATES OF VALUE ESTIMATE

The subject property was valued "As Is" as of the date of inspection (August 22, 1997) by the Associate Appraiser. The data used in writing this report was gathered and/or updated in the period from August 21, 1997 to August 26, 1997. The date of this report is August 26, 1997.

PROPERTY LOCATION

The subject property is located on the northeast corner of Ollie Avenue and U.S. Highway 231 in the central portion of Clanton, Alabama. The property can be located by street address as:

                               Clanton Marketplace
                          U.S. Highway 231/Ollie Avenue
                             Clanton, Alabama 35045

PROPERTY OWNERSHIP/HISTORY

The property is currently under the ownership of Clanton Partners, Ltd. and has been in excess of 3 years.


                                              H.J. Porter & Assoc. of Montgomery

ZONING/PUBLIC UTILITIES

The subject property is zoned B-2, General Business District by the City of Clanton. This zoning is designed to encourage development of commercial facilities. Shopping centers are an allowed use under this zoning as are most other commercial land uses. Maximum building height is 45 feet and three stories. Setback requirements are as follows: rear yard - 25 feet, front yard - 25 feet. The subject, as improved, appears to comply with current zoning.

The subject site has access to all public utilities including water, sewer, electricity, gas, cable television, and telephone. Municipal services such as police and fire protection are provided for by the City of Clanton.

AD VALOREM TAX ANALYSIS

The subject parcel is under the taxing authority of the Chilton County Tax Assessors Office and can be found on the tax rolls as:

Assessed To:            Clanton Partners, Ltd.
                        P.O. Box 176
                        725 East Main Street
                        Prattville, AL 36067

Parcel I. D.:           14-11-07-35-1-001-006.000

Annual Tax:             $17,787.60

The tax rate in Chilton County for property like the subject is $4.00 per $100 of assessed value with an assessment ratio of 20% of appraised value. To determine the reasonableness of the subject's current liability, the following comparables were employed.

       ===============================================================
       Name          Yr Blt   Size (Sq.Ft.)  Tax Liability  Per Sq.Ft.
       ----          ------   -------------  -------------  ----------
       Subject         1993          57,150     $17,787.60       $0.31
       Food Fair S.C.  1983          48,262     $12,478.00       $0.26
       Chilton Mart    1965          65,546     $10,834.00       $0.17
       Village Square  1989          11,875     $ 3,227.60       $0.27
       Cato S.C.       1996          12,560     $ 4,085.20       $0.33
       ===============================================================

Based on the comparables, the subject's current liability is concluded as reasonable..


                                              H.J. Porter & Assoc. of Montgomery

LEGAL DESCRIPTION/LAND SIZE

The subject is legally described according to a metes and bounds description found in the "As Built" survey of the property prepared by Sanford, Bell and Associates, Inc. dated March 16, 1993 as:

      Commence at the northeast corner of Section 35, Township 22 North, Range 14 East, Chilton County, Alabama; thence South 01(Degree)42'57" West a distance of 309.93 feet to a concrete monument being the point of beginning of the following described property: From the point of beginning; thence South 01(Degree) 42' 30" West a distance of 431.31 feet to a concrete monument; thence South 01(Degree)42'30" west a distance of
      70.00 feet to a nail in asphalt lying on the north right-of-way like of Ollie Avenue; thence continue along the north right-of-way line of Ollie Avenue South 61(Degree)42'30" west a distance of 44.16 feet to an iron pin; thence continue along said right-of-way line South 89(Degree)59'10" West a distance of 456.16 feet to an iron pin where the north right-of-way line of Ollie Avenue intersects the east right-of-way line of U.S. Highway 31 thence along said east right-of-way line of U.S. Highway 31 (having a radius of 1,959.86 feet, a chord bearing of North 18(Degree)43'08" west and a chord distance of 325.66 feet) and arc distance of 326.04 feet to a point of intersection with the south right-of-way line of Yellow Leaf Road; thence along said right-of-way of Yellow Leaf Road North 72(Degree)24'47" East a distance of 91.01 feet to an "x" mark in the concrete flume; thence North 14(Degree)13'13" west a distance of 12.19 feet to an "x" mark in the concrete flume; thence leaving said right-of-way line North 90(Degree)00'00" East a distance of 61.94 feet to an iron pin; thence North 73(Degree)59'10" East a distance of 50.98 feet to an iron pin; thence North 00(Degree)32'49" West a distance of 160.22 feet to an iron pin; thence North 89(Degree)59'10" East a distance of
      421.33 feet to the point of beginning; said property lying in the Northeast 1/4 of Section 35, Township 22, North, Range 14, East, Chilton County, Alabama situated in he City of Clanton and containing 6.04 acres, more or less.

According to this description, the site has 326.04 feet of frontage on U.S. Highway 31, 500.32 feet of frontage on Ollie Avenue, 91.01 feet of frontage on Yellowleaf Road and contains 6.04 acres. As indicated previously, the subject property is one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to stringent release provisions. The shopping centers included in the portfolio are listed as follows:

     =======================================================================
     Greenbriar Station Shopping Center    Parker Shopping Center
     Anniston, AL                          Parker, FL
     Clanton Marketplace                   The "Y" Shopping Center
     Clanton, AL                           Panama City Beach, FL
     Betts Crossing Shopping center        Mandeville Marketplace
     Opelika, AL                           Mandeville, LA
     Opp Marketplace                       Brownsville Place Shopping Center
     Opp, AL                               Brownsville, TN
     Russell Crossing Shopping Center      Chicot Crossing Shopping Center
     Phenix City, AL                       Pascagoula, MS
     29 North Shopping Center              Delchamps Plaza
     Cantonment, FL                        Long Beach, MS
     Nine Mile Plaza Shopping Center       One Main Place
     Pensacola, FL                         Moss Point, MS
     =======================================================================


                                              H.J. Porter & Assoc. of Montgomery

ENVIRONMENTAL CONSIDERATIONS

A Phase I Environmental Assessment prepared by Sanford, Bell and Associates, inc. dated November 6, 1991 was provided to the appraisers. This report recommended a more detailed analysis (Phase II). The appraisers were not provided a copy of a Phase II report and are not aware if such a report has been made.

The appraisers are not qualified as an environmental engineers and as such have not made an environmental site assessment or an environmental examination of the subject improvements.

The market value estimates contained herein assume that there is no contamination present. However, the appraisers specifically reserve the right to revise this appraisal should the results of any such examination indicated the location of hazardous material on or about the subject property.

MARKETING TIME

It is our opinion that the appropriate estimated marketing time for the subject property, if offered for sale at the values communicated herein, is approximately 12 months or less. This marketing period assumes competent sales and marketing efforts, the property is maintained in a marketable condition, and that the property is sold for "market value" as defined herein. The estimated marketing period is based upon sales of similar properties and discussions with local brokers and agents and published marketing times of properties purchased and sold by institutional investors.

EXPOSURE TIME

It is our opinion that the appropriate exposure time for the subject property is 12 months or less. This estimate is based on published exposure times of properties purchased and sold by institutional investors.


                                              H.J. Porter & Assoc. of Montgomery

PURPOSE OF APPRAISAL/DEFININTION OF MARKET VALUE

This appraisal is made for the purpose of estimating the market value of the subject property. This value estimate is of the leased fee unencumbered title, subject only to easements and restrictions of public record.

Market Value is defined by the Appraisal Standards Board of the Appraisal Foundation in the Glossary to the Uniform Standards of Professional Appraisal Practice as:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

*     Buyer and seller are typically motivated;

* Both parties are well informed or well advised, and acting in what they consider their own best interest;

*     A reasonable time is allowed for exposure in the open market;

* Payment is made in terms of cash in U. S. Dollars or in terms of financial arrangements comparable thereto; and

* The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

RIGHTS APPRAISED

The ownership interest in the subject property appraised is the "leased fee" subject to easement of record. The Dictionary of Real Estate Appraisal, 3rd

Edition, Page 204, defines Leased Fee Estate as,

"An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease."


                                              H.J. Porter & Assoc. of Montgomery

                               [GRAPHIC OMITTED]

                                    Area Map

AREA ANALYSIS - CLANTON/CHILTON COUNTY, ALABAMA

The subject's geographical location is within the City of Clanton and the surrounding communities in Chilton County, Alabama.

The four basic factors which should be considered in analyzing an area are:

(1)   Physical and Locational Factors;
(2)   Economic and Financial Factors;
(3)   Political and Governmental Factors; and
(4)   Sociological Factors

Physical and Locational Factors

Chilton County is located in approximately the geographic center of the State of Alabama. Its eastern boundary is formed by the Coosa River and Lake Mitchell. Its northern, southern, and western boundaries are the political boundaries of the neighboring counties of Shelby, Bibb, Perry, and Autauga Counties. The City of Clanton, the county seat, is located in the east/central portion of the county and is its largest incorporated city. [as noted on the county map of Alabama on the adjoining page].

                      =====================================
                      Distance To:
                      ------------
                      Atlanta, Georgia      West 164 miles
                      Birmingham, Alabama   North 51 miles
                      Montgomery, Alabama   South 39 miles
                      Huntsville, Alabama   North 152 miles
                      =====================================

Chilton County is comprised of approximately 600 square miles, with approximately 18 square miles comprising the incorporated city limits of Clanton. Other incorporated towns located within Chilton County include Jamison, Thornsby, and Mapleville.

The eastern half of Chilton County is located on the Piedmont Plateau and the western portion is located on the Upper Coastal Plain, the topography in the area ranges from nearly level to gently rolling. Soils in these ranges are predominantly well drained, deep acid loam type soils with some sandy loam type soils present in places. Ranging in altitude from 500 to 700 feet above sea level, the climate is temperate with a mean annual temperature of 63 degrees, with a mean temperature in January of 34.3 degrees and 79.7 degrees in July. Average annual rainfall is 51 inches.

The main locational advantage of Chilton County is its access to Interstate Highway 65. There are four access points on this limited access roadway within the county. These include from south to north, Verbena (Exit 200), U. S. Highway 31 (Exit 208), Lake Mitchell Road (Exit 212), and the Thorsby/Union Grove Exit (Exit 219). Major development is centered around Exit 208.


                                              H.J. Porter & Assoc. of Montgomery

AREA ANALYSIS - CLANTON/CHILTON COUNTY, ALABAMA - (CONT'D)                     8

However, as available vacant land for development has diminished, development efforts have begun to shift to the exits to the north. Exit 219 is unique in that it boasts a new water tower shaped and painted to resemble a peach, honoring the largest agricultural crop in the county.

Economic and Financial Factors

Population figures for the area as follows:

      ====================================================================
          Area           1970 Population  1980 Population  1990 Population
          ----           ---------------  ---------------  ---------------
      Chilton County          25,180           30,612           32,455
      City of Clanton          5,868            5,832            7,669
      City of Jemison          1,423            1,810            1,890
      City of Thorsby            944            1,416            1,580
      City of Mapleville         704              755              719
      ====================================================================

The overall population increase has been at a healthy, but orderly pace. The population of the City of Clanton decreased approximately 1% between 1970 and 1980 but renewed its growth between 1980 and 1990. All other areas of the county have seen growth in population during the past thirty years. Future growth is projected to continue near the same pace.

The economy of Chilton County is relatively diverse given its relatively rural nature. Major economic activity is centered around timber production, textiles, agriculture, and manufacturing.

Forest land covers approximately 75% of the land area in Chilton County and provides approximately 46% of all the non-farm payroll. There are over 35 wood-related companies operating in the county employing approximately 750 persons. These range from two large paper mills to several pulpwood contractors and wood products manufacturers. Other income from the forests comes from leases for hunting and fishing rights.

There are several large textile manufacturing plants in the Jemison and Clanton areas that employ approximately 820 persons. Once one of the mainstay industries in the area, like many rural and semi-rural textile operations, recent legislation has adversely affected this area of the economy in Chilton County as more and more textile manufacturing jobs are being sent overseas seeking lower labor costs.

There are over 700 farms covering nearly 6,000 areas in Chilton County that produce over $15 million of produce each year. The county is know for, and the home of, the largest peach growing area in the State of Alabama. Annually, Chilton County produces between 70 and 80% of the peach crop of the state providing an annual income of between $6 and 8 million. Other crops include cotton, corn, and soybeans.


                                              H.J. Porter & Assoc. of Montgomery

AREA ANALYSIS - CLANTON/CHILTON COUNTY, ALABAMA - (CONT'D)                     9

There are five industrial parks in or near Clanton containing a total of approximately 219 acres. According to the Chilton County Industrial Development Board, there has been an estimated $2.6 million in new industrial growth or expansion between 1994 and 1996 in the county. Clanton has two new industries added in 1992 and Bama Truck Brokers, Inc. expanded to their new corporate headquarters in the Chilton Industrial Park which contains a day-care center for the children of their employees.

The largest employers in the area are:

                  =============================================
                              Name                   Employment
                  Bama Truck Brokers, Inc.            375 - 420
                  Gulf States Paper Company           151 - 200
                  International Paper Company         101 - 150
                  Camptown Togs                       201 - 250
                  Safeguard America, Inc.             151 - 200
                  Fitness Equipment Co., Inc.           51 - 75
                  Wayne Industries, Inc.                51 - 75
                  Chilton County Basket Works, Co.      31 - 40
                  Sumrall's Seats, Inc.                 31 - 40
                  Classic Chair Co., Inc.               21 - 30
                  Specialty Wood Products               21 - 30
                  A & D Building Systems, Inc.          16 - 20
                  Custom Automated  Machinery, Co.      31 - 40
                  ---------------------------------------------
                  Source: Chilton County Chamber of Commerce
                  ==============================================

The table on the following page indicates the retail sales volume (in $000) for the county.

                    =========================================
                      Year  Retail Sales   Year  Retail Sales
                      ----  ------------   ----  ------------
                      1981        82,409   1986       122,279
                      1982        93,120   1987       142,720
                      1983       102,740   1988       144,940
                      1984       112,046   1989       149,326
                      1985       117,150   1990       157,778
                    =========================================

As in many rural and semi-rural counties, the downtown areas in Chilton County are the primary retail shopping districts. This trend is beginning to change in the City of Clanton as the retail focus of the community is slowly shifting from the downtown area southeastward along U. S. Highway 31 to Interstate 65. As evidence, a new Winn Dixie Marketplace has been developed to the southwest of the downtown area in recent years and a new 100,000 + square foot WalMart Super Store open for business on the south side of U. S. Highway 31 approximately 2 miles from


                                              H.J. Porter & Assoc. of Montgomery

AREA ANALYSIS - CLANTON/CHILTON COUNTY, ALABAMA - (CONT'D)                    10
downtown and approximately miles west of the interstate. Overall, the retail base of the county appears to be solid and growing at a reasonable rate.

Another retail trend occurring in the Clanton area is the continuing congregation of mobile home retailers. As of the date of appraisal this congregation is taking place mainly in the northeast and southeast quadrants of Exit 208 (U. S. Highway 31) of Interstate 65. To date there are four dealers currently operating in the area with several considering sites in that area. An additional mobile home retailer is currently preparing a site for another mobile home retail site at Exit 212 (Lake Mitchell Road) of Interstate 65. According to the Alabama Association of Manufactures Housing Dealers who monitor sales statistics in the State of Alabama, approximately 60% of all the mobile homes sold in the State of Alabama are sold within a 20 mile radius of Clanton. There are two main reasons cited for this statistic. One is that like car dealership, the number of different mobile home dealers attracts more potential buyers to the market to shop for mobile homes. The other is the central location of the area between Montgomery and Birmingham and its immediate access to the interstate system. Conversations with several real estate brokers offering property in the area indicate that this trend is anticipated to continue.

Political and Governmental Factors

The City of Clanton and the other incorporated cities in Chilton County are effectively governed under the Mayor-Council form of government. The unincorporated areas of the county are governed by a collection of county commissioners. The City of Clanton has a relatively active planning and zoning department. The other incorporated cities have loosely fashioned zoning regulations in place. Unincorporated areas within the county are not subject to any local zoning jurisdiction.

Millage rates for Chilton County and the City of Clanton are as follows per $1,000 of assessed valuation.

                      =====================================
                                  Inside City  Outside City
                                  -----------  ------------
                            City       $ 7.00        $ 0.00
                          County        26.50         26.50
                      Rural Fire         0.00          2.50
                           State         6.50          6.50
                                       ------        ------
                           Total       $40.00        $35.50
                      =====================================

There are 24 full-time law enforcement personnel and 12 patrol cars divided between the incorporated cities and the county sheriff's department. There are 20 volunteer fire department personnel with 3 trucks and 1 van for fire protection. The City of Clanton has a fire insurance rating of Class 6.


                                              H.J. Porter & Assoc. of Montgomery

AREA ANALYSIS - CLANTON/CHILTON COUNTY, ALABAMA - (CONT'D)                    11


Sociological Factors

The Chilton County Board of Education maintains eight schools and one technical and vocational center. In addition to the publicly funded primary educational system, several privately run religious and secularly based primary schools are located within Chilton County.

Higher education is available at the Clanton Extension of Wallace Community College - Selma where students can earn up to 100 credit hours of transferable credits. Montevallo University, located approximately 24 miles north of Clanton in Shelby County, is a four-year institution offering both undergraduate and undergraduate degrees in several schools. A variety of major four-year institutions are located to the north in Birmingham, to the south in Montgomery, and to the northwest in Tuscaloosa.

Clanton has 1 skating rink, 1 YMCA, 2 swimming pools, 6 tennis courts, 1 golf course, 1 country club, 7 ball fields, and 3 parks.

Lay Lake is located 10 miles east of Exit 212 of Interstate 65 and Mitchell Lake is located approximately 8 miles east of Exit 208 of Interstate 65. These two large lakes provide all types of water sports, and several large professional fishing tournaments have been established on both lakes in recent years. Mitchell Lake is included in a 50,000 acre Wildlife Management Area which also provides hunting opportunities. Over 75% of Chilton County in natural forest or plated timberland. Hunting for all big game and most small game species contained within the State of Alabama are considered to be good, mostly on privately held land leases.

Conclusion

In summary, Chilton County and the City of Clanton, its county seat, are located in the approximate geographic center of the State of Alabama. The location of the area is further enhanced by its access to Interstate Highway 65. From a base located in Clanton, taking advantage of Interstate 65 the area is not only accessible to the two major employment centers to the north, Birmingham, and the south, Montgomery, but the connections to other interstate highways in those areas. This characteristic has been the driving force behind the expansion of the mobile home retailers who have come into the area in the past 2 to 3 years. This trend, along with other stabile fundamental economic factors, are expected to continue into the foreseeable future, making the area a viable place for continued real estate investment.


                                              H.J. Porter & Assoc. of Montgomery

NEIGHBORHOOD ANALYSIS

The term neighborhood is defined in "The Appraisal of Real Estate" 10th Ed. at page 172 as "a group of complementary land uses." The four basic which must be considered in analyzing a neighborhood or district, as in an area analysis are:

1)    Physical and Locational Factors;
2)    Economic and Financial Factors;
3)    Political and Governmental Factors; and
4)    Sociological Factors

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

Physical and Locational Factors

The boundaries of the subject neighborhood include all of the city limits of and the immediate area around the City of Clanton, Alabama. Clanton is a typical rural Alabama community. It is centrally located between Birmingham (47 miles) and Montgomery (38 miles). Convenient access to Interstate Highway 65 makes Clanton a "bedroom" community from employment in the larger metropolitan areas. More that 50% of the civilian labor force works outside of the county, most likely in the larger metropolitan areas of Montgomery and Birmingham. The central business area of Clanton is located along U.S. Highway 31.

The topography of the community is generally level to gently rolling with some areas along existing creeks prone to flooding. This has not had a negative impact on development. The major streets, where the subject property is located, are U.S. Highway 31 and Ollie Avenue. Both of these streets front the subject property. At the subject property, U.S. Highway 31 is a two-lane road connecting U.S. Highway 31 to State Highway 145. State Highway 145 provides immediate access to Intestate 65. There are no street lights in close proximity to the subject as the traffic count does not warrant such lights.

All utilities are available to the subject and the subject's immediate area. Electric power is provided by Alabama Power Company and natural gas by Alabama Gas Corporation. Water, sewage and garbage collection are provided by the City of Clanton. Water is obtained from Lake Mitchell and treated by a 3 MGD facility currently operating at 60% capacity. A large majority of the city is served by the Sewer and Sanitary Collection System. All major interceptors and the old treatment facility were replaced in 1986 with a new sewer and a modern 2.2 MGD waster-water treatment facility. There is ample capacity for new development.


                                              H.J. Porter & Assoc. of Montgomery

Economic and Financial Factors

Retail development includes the older stores in the downtown area, with many having been renovated, and neighborhood shopping centers, ranging in age from new to 30 years.

Overall occupancy in the downtown stores and the shopping centers is considered to be excellent. The competing shopping centers including size, rent per square foot and occupancy are highlighted as follows:

================================================================================
      NAME            SIZE/SF       YEAR BUILT       RENT/SF       OCCUPANCY
      ----            -------       ----------       -------       ---------
    Food Fair         45,262           1983           $8.00          99.00%
  Chilton Mart        65,446           1965           $5.50          90.00%
 Village Square       11,875           1989           $6.00         100.00%
Shoe World Center     58,602           1965           $5.50         100.00%
Bard Western Store    10,000           u/c           $11.00          80.00%
Cato Shopping Center  12,560           1996          $11.00         100.00%
================================================================================

Chilton Mart has approximately 15,480 sq. ft. of vacant shop space which is located in an interior mini-mall area. This space was previously a Howard's discount Brand Store which was converted to the mini-mall. Leasing of this space has not been successful.

In addition to the shopping centers in Clanton, there is a free-standing Wal-Mart store which has been very successful.

Political and Governmental Factors

Clanton is the County Seat of Chilton County. It was incorporated in 1887 and is governed by an elected five-member council and mayor, who also serves as administrator for the city. The city is very much pro-development and works with local and area developers.

Sociological Factors

There are many civic and cultural clubs providing opportunities for recreation and community service. These include Kiwanis, Lions, Junior Chamber of Commerce, Exchange Club, Masonic Lodge, American Legion, Pilot Club, Boy and Girl Scouts and several others.

Health care is adequate with primary care being provided for by Baptist Medical Center Chilton. It has 60 beds, 27 registered nurses and 11 doctors. There are also 4 dentists in the area, and 2 nursing homes which have 111 patient beds. There are 4 public schools and 1 private, church related school in Clanton.


                                              H.J. Porter & Assoc. of Montgomery

AREA ANALYSIS - CLANTON/CHILTON COUNTY, ALABAMA - (CONT'D)                    14


Conclusions

Clanton is a fairly typical rural Alabama community which is centrally located between Birmingham and Montgomery. Convenient access to Interstate Highway 65 makes it an ideal location for a "bedroom" community. This is evident in the percentage of civilian labor force employed in the larger metropolitan areas. Clanton has steadily increased in physical size and population. Overall, these factors indicate a good demand and support for the subject property.


                                              H.J. Porter & Assoc. of Montgomery

                               [GRAPHIC OMITTED]

                                   Site Plan

AREA ANALYSIS - CLANTON/CHILTON COUNTY, ALABAMA - (CONT'D)                    15


SITE ANALYSIS

The subject site, contains 6.04 acres in an irregularly shaped parcel. The shopping center faces Ollie Avenue and has limited visible exposure to U.S. Highway 31 for cars traveling south. There is good visibility of the shopping center while traveling north on U.S. Highway 31 due to the curve in the highway at the subject's location. Due to the size of the City of Clanton and the familiarity of local residents, visibility should have little or no impact on the success of the development.

There are 500.32 feet of frontage on Ollie Avenue and 326.04 feet of frontage on U.S. Highway 31. There is also 91.01 feet of frontage on Yellow Leaf Road, which is a secondary road just east and running parallel to U.S. Highway 31. There are two curb cuts from U.S. Highway 31, one directly and one indirectly via Yellow Leaf Road. There will be two curb cuts from Ollie Avenue. Overall accessibility to the site is considered good.

The topography of the site is level and according to FEMA Flood Insurance Rating map Community Panel #010031 0003, effective July 14, 1982, the site is not located in a flood hazard zone.

All utilities are available to the site and include a 6" water main and an 8" sewer line on both Ollie Avenue and U.S. Highway 31. Public services such as police and fire protection are amply provided by the City of Clanton.

Site improvements include parking space for 321 cars which is equivalent to 5.61 spaces per 1,000 square feet of leaseable area. There is 136,237 square feet of normal asphalt paving, 57,147 square feet of heavy asphalt paving and 12,675 square feet of concrete paving. There is 456 linear feet of concrete curbing. Landscaping includes grass areas along Ollie Avenue and U.S. Highway 31.


                                              H.J. Porter & Assoc. of Montgomery

                                 SUBJECT PHOTOS

                                               1. Front View.

                                [PHOTO OMITTED]

                                               2. Front View.

                                [PHOTO OMITTED]

                                               3. Front View.

                                [PHOTO OMITTED]

                                               4. U.S. Highway 31 looking south.

                                [PHOTO OMITTED]

                                               5. U.S. Highway 31 looking north.

                                [PHOTO OMITTED]

                                               6. Ollie Avenue looking west.

                                [PHOTO OMITTED]

                                               7. Ollie Avenue looking east.

                                [PHOTO OMITTED]

DESCRIPTION OF PROPOSED IMPROVEMENTS

Basic construction details were taken from a visual inspection by the Associate Appraiser on August 22, 1997. The property currently consists of a prototypical 35,000 square foot Winn Dixie store, a 8,450 square foot Harco and 13,700 square feet of shop space. The appraisal is based upon the proposition that Winn Dixie will be expanding to a size of 45,500 square feet encompassing 2,400 square feet of the shop area. A summary of the construction detail is as follows.

Year Built:                   1993

Effective Age:                2 years

Typical Economic Life:        50 years

Foundation:                   Concrete slab

Roof:                         Built-up tar and gravel on metal decking

Walls: Concrete block and brick veneer over concrete block on the front and painted concrete block on the rear and sides. Anodized aluminum frame store fronts. Interior walls are sheetrock .

Doors: Anodized aluminum store front doors. Interior doors hollow core wood.

Windows:                      Anodized bronze aluminum store front.

Floors:                       Asphalt tile.

Insulation:                   Fiberglass batt.

Ceilings:                     Suspended lay-in acoustic tile with recessed
                              fluorescent light fixtures in most areas.

HVAC: Individual, roof-mounted, central heat and air conditioning units.

Plumbing:                     One or two fixture restrooms in each shop space.


                                              H.J. Porter & Assoc. of Montgomery

HIGHEST AND BEST USE

Highest and Best Use is defined in the Dictionary of Real Estate Appraisal, 3rd Edition, page 161 as:

"The reasonable probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility , physical possibility, financial feasibility, and maximum profitability".

An investigation of the criteria which determined highest and best use produces the following analysis.

Highest & Best Use - As If Vacant

Physically Possible - The subject's land size of 6.04 acres would support an office complex, neighborhood shopping center, motel, restaurant, manufacturing facility, warehouse, hospital, recreation facility or a combination of these uses. The site has sufficient area to allow these uses and provide sufficient area for parking.

Legally Permissible - Zoning restrictions would eliminate manufacturing use. The subject's zoning of B-2, General Business District, does not restrict commercial development of the subject site.

Financially Feasible - There is currently limited demand for restaurant, recreation, medical and office use in the subject's immediate neighborhood. Motel development is concentrated around the exits adjacent to Interstate Highway 65. Rents for warehouse space on the subject site would not provide maximum return to the land investment. With manufacturing, restaurant, motel, office, medical and recreational use eliminated, it would appear therefore, that the optimum use of the subject site would be for retail use.

Maximally Productive - The maximally productive use of the subject property is a function of the density and development potential of the site. Due to the dynamic state of supply and demand for retail space in the subject's market area, a build-out commensurate with successful leasing activity is most prudent. Successful leasing of the subject property is heavily contingent upon neighborhood vacancy rates and the strength of the overall retail sector in the subject's neighborhood. The most accurate indication of the strength of the retail sector is provided in the Neighborhood Analysis listing of the neighborhood shopping centers which analyze the rent per square foot and the overall occupancy rate. Based upon that analysis, there appears to be ample demand to support a development of a retail neighborhood shopping center.


                                              H.J. Porter & Assoc. of Montgomery

Conclusion - Based upon the previous analysis, the highest and best use of the subject property, as if vacant, is for a neighborhood shopping center.

Highest & Best Use - As Improved

Physically Possible - The subject site is large enough to accommodate the existing improvements with adequate space available for parking.

Legally Permissible - The existing improvements conform to the current zoning of the site.

Financially Feasible - As previously discussed in the Highest and Best Use, As If Vacant, section of the report, a shopping center is a feasible use for the site.

Maximally Productive - The layout of the existing improvements on the site appears be an under utilization of the site. The 3 shop spaces adjacent to Winn Dixie to the east have never been leased. Winn Dixie reportedly desires this space for expansion and has an option in their lease which allows them to expand and take in this space on the 5th year anniversary of the lease and at 5 year intervals thereafter, or at anytime all of the shop space is vacant. With Winn Dixie's 5th year anniversary approaching, it would be imprudent to lease the space and unlikely that it could be leased with a tenant knowing that they could be asked to lease after a term of less than 1 year. The prudent choice of action would be to allow the space to remain vacant and if Winn Dixie does not exercise their option, then begin leasing as shop space.

Conclusion - After considering each of the aforementioned factors, it is concluded that the highest and best use, as improved, is for continued use as a neighborhood shopping center with either expansion of the Winn Dixie to encompass the unleased shop space or leaseup of the space to shop tenants at the end of Winn Dixie initial option period.


                                              H.J. Porter & Assoc. of Montgomery

THE APPRAISAL PROCESS

The appraisal process is a procedure for estimating the market value of real property. This process involves gathering all pertinent information available from the market which may influence the value of the subject property. This data is then utilized in forming an estimate of value based upon the three generally accepted approaches to value. These three approaches are the Cost Approach, the Income Approach, and the Sales Comparison Approach.

Cost Approach

The Cost Approach is defined as that approach in appraisal analysis which is based upon the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is assumed that the potential purchaser considers producing a substitute property with the same utility as the property being appraised. This analysis involves the cost to buyer of producing an exact replica of the subject property, in the same location and condition as the subject property, as of the effective date of the appraisal.

The application of the Cost Approach involves the following steps:

1. estimating value of the site as if vacant and available to be put to its highest and best use.

2.    estimating the reproduction cost new of the improvements.

3.    estimating all elements of accrued depreciation.

4. subtracting the total accrued depreciation from the reproduction cost new of the improvements (resulting in an estimate of the present worth of the improvements).

5. adding the present worth of all the improvements (including site improvements) to the estimated site value.

6.    rounding the figure to an appropriate indication of value.

The major limitation of the Cost Approach is its reliance upon an estimation of accrued depreciation. Generally, the older the property and the higher the estimate of accrued depreciation, the less reliable becomes the value indication from this approach. This is particularly critical in the valuation of older properties that normally incur greater amounts of depreciation. The Cost Approach is particularly appropriate when the property being appraised involves relatively new improvements which represent the highest and best use of the site or when the improvements are relatively unique or specialized and there is limited or a total lack of comparable properties which have sold recently.


                                              H.J. Porter & Assoc. of Montgomery

Income Approach

The Income Approach is defined as that procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present-worth figure through direct capitalization or a discounted cash flow analysis.

Direct capitalization requires an estimate of market rent based upon comparable rent of leased properties. Vacancy is estimated from an analysis of comparable properties. Expense deductions are made using comparable properties. The resulting net operating income is capitalized into a value estimate utilizing a capitalization rate derived from a combination of market sales, built-up rates using current market rates for debt and equity, and from published investor surveys. A discounted cash flow analysis, when appropriate, is employed utilizing income and expense data as previously described and a discount rate derived from the market and/or from published investor surveys.

Sales Comparison Approach

The Sales Comparison Approach is defined as that approach in an appraisal analysis which is based upon the proposition that an informed purchaser would pay no more for the property than the cost to him of acquiring an existing property with the same utility. Presumably, the potential purchaser considers the alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives.

The application of the Sales Comparison Approach involves selecting a number of competitive properties which have recently sold on the market. The information derived from this section is analyzed through an adjustment process which develops indications of what the competitive properties would have sold for if they possessed all the important characteristics of the subject property. These indications fall into a pattern surrounding one figure which, when appropriately rounded, is and indication of the market value of the subject property as of the date of the appraisal.

The reliability of this approach is dependent upon the availability and verification of the comparable sales data. The degree of comparability between the competitive properties and the subject, and the absence of non-typical conditions affecting the sales price of those properties are also important items that are considered. Therefore, this approach is particularly applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources.


                                              H.J. Porter & Assoc. of Montgomery

Reconciliation Analysis

The reconciliation analysis is an evaluation process where the appraiser carefully evaluates value indications from each of the three approaches. The reliability of each approach to the present appraisal problem is examined and weight is given to the accuracy, reliability, quantity of data available for use in each approach, and the approach in which the market participant typically has the greatest confidence.


                                              H.J. Porter & Assoc. of Montgomery

LAND VALUE - DIRECT COMPARISON

To estimate value for the subject site, a comparison is made with recent sales of similar sites. A comparison and adjustment grid follows the presentation of the sales found on the following pages. The sales considered include:

Sale #1

Name:                   Russell Do-It-Center
Address/Location:       Northwest corner Highway 31 and Sims Road
                        Clanton, AL
Grantor:                Bobby Harrison
Grantee:                Russell Lands, Inc.
Sale Date:              August 14, 1996
Sale Price:             $180,000
Terms:                  Cash to seller
Recorded:               Deed Book 139, Page 243; Chilton County
Verified With:          Grantor
Verified By:            Cebo Craig - Appraiser
Rights Conveyed:        Fee Simple Title
Land Size:              252,648 square feet
Zoning:                 General Business
Highest & Best Use:     Commercial
Use At Sale:            Vacant
Topo/Drainage:          Poor/Fair
Access/Visibility:      Good/Good
Utilities:              All public utilities are available.
Remarks:                Low-lying, cut-over, timber land fronting Highway 31
                        North. Property required fill and site prep before being
                        developed with a Russell Do-It Center.
Indicators of Value:    Price Per Sq.Ft.: $0.71


                                              H.J. Porter & Assoc. of Montgomery

Sale #2

Name:                   Wal-Mart
Address/Location:       Northwest side of Highway 31 South at Woodfin Lane
                        Clanton, AL
Grantor:                Jeff and Bobbie Smitherman/William E. and Steven P.
                        Smith
Grantee:                Wal-mart Stores, Inc.
Sale Date:              July 13, 1993 and October 4, 1993
Sale Price:             $460,000
Terms:                  Cash to seller
Recorded:               Deed Book 96, Page 56 and Deed Book 99, Page 162;
                        Chilton County
Verified With:          Grantors
Verified By:            Cebo Craig - Appraiser
Rights Conveyed:        Fee Simple Title
Land Size:              1,071,228 square feet
Zoning:                 General Business
Highest & Best Use:     Commercial
Use At Sale:            Vacant
Topo/Drainage:          Fair/Average
Access/Visibility:      Good/Good
Utilities:              All public utilities are available.
Remarks:                Rear portion of site will require fill and site prep
                        prior to development.
Indicators of Value:    Price Per Sq.Ft.: $0.43


                                              H.J. Porter & Assoc. of Montgomery

Sale #3

Name:                   Cato Shopping Center
Address/Location:       Northwest corner of Highway 31 and Woodfin Lane
                        Clanton, AL
Grantor:                Wal-Mart Stores, Inc.
Grantee:                Currin-Patterson Properties, L.L.C.
Sale Date:              September 18, 1995
Sale Price:             $160,000
Terms:                  Cash to seller
Recorded:               Deed Book 126, Page 1; Chilton County
Verified With:          Grantee
Verified By:            Cebo Craig - Appraiser
Rights Conveyed:        Fee Simple Title
Land Size:              49,223 square feet
Zoning:                 General Business
Highest & Best Use:     Commercial
Use At Sale:            Vacant
Topo/Drainage:          Average/Good
Access/Visibility:      Good/Good
Utilities:              All public utilities are available.
Remarks:                Some fill required before being developed with a 12,560
                        square foot strip center after sale.
Indicators of Value:    Price Per Sq.Ft.: $3.25


                                              H.J. Porter & Assoc. of Montgomery

Sale #4

Name:                   Mutual Savings Credit Union
Address/Location:       Highway 31 and County Road 7
                        Clanton, AL
Grantor:                Cecil Cleckley, Hazel Cleckley and Janice L. Hull
Grantee:                Mutual Savings Credit Union
Sale Date:              August 3, 1995
Sale Price:             $250,000
Terms:                  Cash to Seller
Recorded:               Deed Book 123, Page 801; Chilton County
Verified With:          Grantee
Verified By:            Cebo Craig - Appraiser
Rights Conveyed:        Fee Simple Title
Land Size:              87,991 square feet
Zoning:                 General Business
Highest & Best Use:     Commercial
Use At Sale:            Vacant
Topo/Drainage:          Average/Good
Access/Visibility:      Good/Good
Utilities:              All public utilities are available.
Remarks:                Some fill required before being developed with Credit
                        Union.
Indicators of Value:    Price Per Sq.Ft.: $2.84


                                              H.J. Porter & Assoc. of Montgomery

Sale #5

Name:                   Sears
Address/Location:       Highway 31 at Tippett Street
                        Clanton, AL
Grantor:                Lanis Robinson
Grantee:                Michael and Lela T. Allred
Sale Date:              July 18, 1996
Sale Price:             $75,000
Terms:                  Cash to seller
Recorded:               Deed Book 138, Page 185; Chilton County
Verified With:          Grantor
Verified By:            Cebo Craig - Appraiser
Rights Conveyed:        Fee Simple Title
Land Size:              33,150 square feet
Zoning:                 General Business
Highest & Best Use:     Commercial
Use At Sale:            Vacant
Topo/Drainage:          Good/Good
Access/Visibility:      Good/Good
Utilities:              All public utilities are available.
Remarks:                Developed with a Sears store after sale.
Indicators of Value:    Price Per Sq.Ft.: $2.26


                                              H.J. Porter & Assoc. of Montgomery

                               [GRAPHIC OMITTED]

                                 Land Sales Map

The sales previously presented were utilized in arriving at a value estimate for the subject site. The sales are compared and adjusted to the subject in the following table.

====================================================================================================================
                                            LAND SALES COMPARISON GRID
====================================================================================================================
Comp. Number               Subject               #1               #2             #3                #4             #5
                                                 --               --             --                --             --
Name                                        Russell         Wal Mart     Cato S. C.   Mut Sav Cred Un          Sears
Location                 Hwy 31/Ollie  Hwy 31 North   Hwy 31/Woodfin   Hwy 31 South      Hwy 31 South  Hwy 31/Tpt St
                          Clanton, AL   Clanton, AL      Clanton, AL    Clanton, AL       Clanton, AL    Clanton, AL

Cash Eq. Price                             $180,000         $460,000       $160,000          $250,000        $75,000
Date of Sale                 08/22/97      07/31/97         07/13/93       09/18/95          08/03/95       07/18/96
Land Size        (Acre)       263,102       252,648        1,071,228         49,223            87,991         33,150
Unadj.$/Sq.Ft.                                $0.71            $0.43          $3.25             $2.84          $2.26
---------------------------------------------------------------------------------------------------------------------
ADJUSTMENTS                                      #1               #2             #3                #4             #5
                                                 --               --             --                --             --
Conditions of Sale                           Normal           Normal         Normal            Normal         Normal
Net Adjustment                                   $0               $0             $0                $0             $0
Market Conditions   3.0% /year                0.18%           12.34%          5.79%             6.16%          3.29%
---------------------------------------------------------------------------------------------------------------------
Preliminary Adj. Price                     $180,324         $516,764       $169,264          $265,400        $77,468
Preliminary Adj. Price/Sq.Ft.                 $0.71            $0.48          $3.44             $3.02          $2.34
---------------------------------------------------------------------------------------------------------------------
PHYSICAL DIFFERENCES                             #1               #2             #3                #4             #5
                                                 --               --             --                --             --
                 Location                       25%             -45%           -45%              -45%             0%
                 Topography                     50%              60%            10%               10%             0%
                                                ---              ---            ---               ---             --
Subtotal-Physical                               75%              15%           -35%              -35%             0%
---------------------------------------------------------------------------------------------------------------------
Preliminary Adj. Price                     $315,567         $594,279       $110,022          $172,510        $77,468
Preliminary Adj. Price/Sq.Ft.                 $1.25            $0.55          $2.24             $1.96          $2.34
---------------------------------------------------------------------------------------------------------------------
                 Size                           -2%              79%           -50%              -37%           -58%
---------------------------------------------------------------------------------------------------------------------
Final Adjusted Price                       $309,256       $1,063,759        $55,011          $108,681        $32,537
Final Adjusted Price/Sq.Ft.                   $1.22            $0.99          $1.12             $1.24          $0.98
=====================================================================================================================

The sales are adjusted to the subject for the following items of difference.

Conditions of Sale:     Each sale is considered an arm's length transactions and
                        no adjustments are made.

Market Conditions:      A 3% per year upward adjustment for time was made.
                        General trends and analysis of the sales indicate a 3% per year adjustment for high visibility commercial tracts.

Location:               Sale 1 is adjusted upward 25% being located in an
                        inferior marketing area. Sales 2 - 4 are adjusted downward 45% to reflect superior locations to the subject. Sale 5 is across the street from the subject and is not adjusted.


                                              H.J. Porter & Assoc. of Montgomery

Topography:             Sales 1 and 2 are considered vastly inferior to the
                        subject being low lying in nature and requiring fill before development. They are adjusted upward 50% and 60%, respectively. Sales 3 and 4 are considered only slightly inferior and are adjusted upward 10% each.

Size: Each sale is adjusted for size based on the Dilmore size adjustment tables. These tables are based on the premise that a smaller site will sell for a higher price per unit than a larger site and vice versa. The subject and sales are analyzed and matched to 1 of 14 adjustment curves and adjusted accordingly.

No other adjustments are considered necessary and none are made. The comparables indicate a value range, after adjustment, of $0.98 - $1.24 per square foot. An estimate of $1.12 per square foot is concluded for the subject indicating a value as follows.

      =====================================================================
      CURRENT MARKET VALUE - Vacant Land Only
      =====================================================================
               263,102 Sq.Ft. x              $1.12 per Sq.Ft. =    $294,675
      TOTAL VACANT LAND VALUE                         (Rounded)    $295,000
      =====================================================================


                                              H.J. Porter & Assoc. of Montgomery

COST APPROACH TO VALUE

The cost factors used are from the Marshall Valuation Service, a national cost service indexed to the Clanton, Alabama market, and found to be reliable and consistent with costs incurred by developers within the area. The cost factors from this cost service are inclusive of architect/engineering fees, construction period interest, contractors overhead and profit, and normal site prep costs. Excluded are site improvements such as paving, landscaping, etc., land costs, and indirect costs such as developers profit and permanent loan fees.

Calculations of total reproduction cost new of the improvements can be found in the table below.

================================================================================
                            VALUATION - COST APPROACH
================================================================================
DIRECT COST
Estimated Reproduction Cost New - [Market]
                   Good Class "C" - Sec. 13 Page 19
                   Base Cost                       $56.83
                   Area/Perimeter Adjust.    x      0.845
                   Adjust to Current Cost    x      1.050
                   Adjust Local Conditions   x      0.930
                                                   ------
Gr.Bldg Area                   45,500 S.F.         $46.89 per sq.ft   $2,133,495
Estimated Reproduction Cost New - [Discount Store]
                   Average Class "C" - Sec. 13 Page 20
                   Base Cost                       $44.11
                   Area/Perimeter Adjust.    x      0.961
                   Adjust to Current Cost    x      1.050
                   Adjust Local Conditions   x      0.930
                                                   ------
Gr.Bldg Area                    8,450 S.F.         $41.38 per sq.ft   $  349,661
Estimated Reproduction Cost New - [Neighborhood Shopping Center]
                   Average Class "C" - Sec. 13 Page 27
                   Base Cost                       $46.08
                   Area/Perimeter Adjust.    x      0.968
                   Adjust to Current Cost    x      1.050
                   Adjust Local Conditions   x      0.930
                                                   ------
Gr.Bldg Area                   13,700 S.F.         $43.56 per sq.ft   $  596,772
                                                                      ----------
Total Building Reproduction Cost New                                  $3,079,928
================================================================================


                                              H.J. Porter & Assoc. of Montgomery

Depreciation

The next step in the Cost Approach is to estimate the accrued depreciation from all causes. Depreciation is typically categorized as physical, function, and external. The subject property is well designed for its use as a neighborhood shopping center and no functional obsolescence was observed. No external obsolescence was observed. Physical depreciation is categorized as curable (deferred maintenance) and incurable. Incurable depreciation is broken down into short-lived items (those items that typically have an economic life shorter than that of the building) and long-lived items (those items whose economic life typically coincide with the life of the building).

Physical Depreciation - Curable

Physical depreciation-curable (deferred maintenance) are those items which need immediate replacement or refurbishment as of the date of value and are deducted from the cost new prior to calculation of physical incurable depreciation. There were no items of deferred maintenance observed that would not typically be cured during the subject's day-to-day maintenance cycle.

Physical Depreciation - Incurable - Short-Lived Items

Incurable depreciation of short-lived items is estimated in the table below utilizing the age/life method. Similar to straight line depreciation for accounting purposes, it itemizes depreciation for each short-lived item.

================================================================================
             Physical Deterioration - Incurable - Short Lived Items
                                    Effective  Typical

Item                       Cost New      Age     Life %  Deprecn.  $ Deprecn.
HVAC                       $338,250        2       20         10%    $ 33,825
Roof Cover                 $152,213        2       25          8%    $ 12,177
Floor Cover                $135,300        2        7         29%    $ 39,237
Interior Walls/Ceilings    $304,425        2       20         10%    $ 30,443
                           --------                                  --------
Totals                     $930,188                                  $115,682
================================================================================


                                              H.J. Porter & Assoc. of Montgomery

Physical Depreciation - Incurable - Long-Lived Items

Incurable physical depreciation of the long-lived items is also calculated using the Age/Life method. The cost of the short-lived items is deducted from the previously estimated cost new of the building to arrive at an estimate of cost for the long-lived items. Estimates of effective age and economic life new are then utilized to arrive at a percentage adjustment for the depreciation attributable to the long-lived items as illustrated in the following table.

======================================================================
Physical Deterioration - Incurable - Long Lived Items
Total Improvements Reproduction Cost Incl Indirect Costs    $3,988,485
Less Curable Short Lived Items' Cost                        $        0
Less Incurable Short Lived Items' Cost                      $  930,188
                                                            ----------
Long Lived Items' Cost                                      $3,058,297
----------------------------------------------------------------------
Chronological Building Age                                           5
Effective Age                                                        2
Typical Economic Life                                               50
----------------------------------------------------------------------
Percentage Depreciation
          2 divided by               50             =               4%
----------------------------------------------------------------------
Dollar Depreciation - Incurable Items
   $3,058,297            X                     4%   =       $  122,332
======================================================================

Total incurable physical depreciation is calculated as the sum of the depreciation calculated for the short-lived items and that calculated for the long-lived items. Total incurable physical depreciation is calculated as:

          ===========================================================
                  Total Incurable Physical Depreciation
          ===========================================================
          Short Lived Items    -   Dollar Depreciation       $115,682
          Long Lived Items     -   Dollar Depreciation       $122,332
                                                             --------
          Total Incurable Physical Depreciation              $238,014
          ===========================================================


                                              H.J. Porter & Assoc. of Montgomery

Site Improvements

Site improvements are identified as concrete paving, asphalt paving, concrete curbing and landscaping. These items are added at their depreciated cost as illustrated in the following table.

       ================================================================
       Site Improvements                    Cost New % Depr  Depr. Cost
       Asphalt Paving (SF)                   340,593    10%    $306,533
       Heavy Duty Asp Paving (SF)            185,728    10%    $167,155
       Conc Paving (SF)                       50,700     5%    $ 48,165
       Curbing (LF)                            4,332     5%    $  4,115
       Signage/Landscaping (Lump Sum)       $250,000    10%    $225,000
                                            --------           --------
       Cost of site improvements            $831,352
       ================================================================

Indirect Cost

Indirect costs including developer's profit and loan fees are added to the cost of the improvements. Developer's profit is added at 20% of total project cost, based on sales of new shopping centers, discussions with developers and brokers and with consideration given to the cross collateralization of the portfolio of retail properties to which the subject is a part. Loan fees are added at the amount typically charged by lenders - 2% of the loan amount (1% construction - 1% permanent) and is based on total project cost.

The calculation of Value by the Cost Approach is presented in tabular form below.

========================================================================================
Total Building Reproduction Cost New (from previous page)                     $2,625,423
Less Depreciation               Physical Functional     External
                                -------- ----------     --------
Curable                               $0         $0           $0
Incurable                       $293,646         $0           $0
                               ---------         --           --
Total Depreciation                                                            $  293,646
                                                                              ----------
Depreciated Building Cost                                                     $2,331,777
Add: Site Improvements          Cost New     % Depr   Depr. Cost
                                --------     ------   ----------
Asphalt Paving (SF)              306,533        25%   $  229,900
Heavy Duty Asp Paving (SF)       171,441        25%   $  128,581
Conc Paving (SF)                  47,531        10%   $   42,778
Curbing (LF)                       3,990        15%   $    3,392
Signage/Landscaping (Lump Sum   $150,000        25%   $  112,500
                                --------              ----------
Cost of site improvements       $679,496                                      $  517,151
                                                                              ----------
Total Depreciated Cost - All Improvements                                     $2,848,928
INDIRECT COST
  Developer's Profit                            15% of Cost        $539,988
  Permanent Loan Fees                            2% of Loan Amt
  Loan basis =                                  80% of Cost        $ 57,599
                                                                   --------
TOTAL INDIRECT COST                                                           $  597,586
                                                                              ----------
TOTAL COST NEW                                                                $3,446,514
LAND VALUE                                                                    $  295,000
                                                                              ----------
VALUE BY COST APPROACH                                                        $3,741,514
                                                        (Rounded)             $3,740,000
========================================================================================


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH TO VALUE

As the primary approach to value for the subject property, consideration is given to the capitalized net income which the subject property is capable of generating. In estimating the subject's net operating income, consideration is given to the rental and occupancy status of comparable properties within the subject's neighborhood. The comparable rentals are compared to the subject, with adjustments made for differences in location, age and condition, appeal, and other pertinent items of comparison to estimate market rent. Once the market rent for each of the subject unit types is estimated, they are summed to arrive at a potential gross income. Also resulting figure being effective gross income. From the effective gross income, appropriate expenses are deducted to arrive at the net operating income. The expense items are based on a comparison with comparable properties from similar markets.

The overall capitalization rate used to convert the net operating income into a value estimate is based upon several methods of calculation and comparison. Actual capitalization rates indicated from sales of comparable properties within the local market are analyzed as one method of determining overall rate. Alternatively, a weighed average, or band of investment, method is built-up utilizing the quoted loan terms and equity return requirements current in today's market. Other methods employed for arriving at a capitalization rate include the Ellwood Method and Debt Coverage Ratio Method. Some weight was also given to recently published capitalization rates from institutional investors.

The comparable rentals which have been analyzed in estimating the subject's market rent are found on the following pages. Immediately following the presentation of the rentals is an analysis and comparison of the rentals to the subject.

Potential Gross Income

In arriving at a potential gross income estimate for the subject consideration is given to the market rent for the Winn Dixie space, the Harco space and for the shop space.


                                              H.J. Porter & Assoc. of Montgomery

                               [GRAPHIC OMMITED]

                               Comparable Rentals

INCOME APPROACH TO VALUE - (CONTINUED)                                        34


The rent for Winn Dixie and Harco is $6.00 and $7.50 per square foot, respectively. Typically rent for anchor tenants like these are a function of cost, negotiated by knowledgeable market participants. The table below provides an illustration of rents for similar spaces in other markets.

================================================================
 STORE NAME   YEAR BLT     LOCATION       SIZE     RENT/SQ.FT.

                                    (SQ.FT.)

================================================================
 Winn Dixie     1993    Alabaster, AL    44,000       $6.50
 Winn Dixie     1993     Panama City,    44,000       $7.15
                              FL

 Winn Dixie     1993      Moody, AL      44,000       $7.00
 Winn Dixie     1994    Chalkville, AL   51,250       $6.50
 Winn Dixie     1994      Alexander      44,000       $6.75
                           City, AL

 Winn Dixie     1995     Anniston, AL    44,000       $7.70
 Winn Dixie     1995    Birmingham, AL   44,000       $6.95
 Winn Dixie     1995     Chattanooga,    44,000       $7.95
                              TN

 Winn Dixie     1996      Mobile, AL     51,282       $8.00
 Winn Dixie     1996    Trussville, AL   44,000       $8.15
 Winn Dixie     1996     Lagrange, GA    44,788       $8.75
 Winn Dixie     1996      Selma, AL      44,000       $9.16
 Winn Dixie     1997      Mobile, AL     44,000       $9.00
 Winn Dixie     1997      Mobile, AL     44,000       $8.85
 Winn Dixie     1997     Fairhope, AL    44,000       $9.25
================================================================
  Drugs for     1993    Birmingham, AL   18,000       $7.50
    Less
 Harco Drugs    1993    Birmingham, AL   12,876       $5.95
 Harco Drugs    1993    Pell City, AL     9,100       $7.50
 Harco Drugs    1993    Alabaster, AL     9,100       $8.50
 Big B Drugs    1994     Chattanooga,     8,470       $7.00
                              TN

 Harco Drugs    1994    Tuscaloosa, AL   10,160       $7.90
 Revco Drugs    1995     Anniston, AL     9,240       $7.75
  Drugs for     1995    Birmingham, AL   18,000       $7.00
    Less
 Revco Drugs    1996      Dalton, GA      8,450       $9.75
 Harco Drugs    1997      Mobile, AL     10,125       $8.25
================================================================

The Winn Dixie space is below the range indicated by the comparables and Harco is at the lower end of the range. Each of these tenants has a percentage rent clause which will be encountered if gross sales exceed the natural breakpoint. At that time, additional rent will be paid. If no percentage rent is paid, the current rents will be justified as market rents. If percentage rent is paid, the current rents will be below market but will be raised to market by the percentage rent.

Market rent for the shop space is estimated in comparison with rates achieved by other shopping centers in the local market. A survey of the shopping centers is presented on the following pages.


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 35


                                [PHOTO OMITTED]

Rent Comparable #1

Name:               Bar D Western Store
Location:           Highway 31 South
                    Clanton, AL
Year Built:         1997
Anchor Tenants:     Bar D Western Store (3,400 sq. ft.)
Shop Size:          6,600 sq. ft.
Tenants:            Building under construction - Not available
Shop Rent:          $11.00 - Landlord will pay taxes, insurance and common area maintenance estimated at $1.00 per square foot.
Term:               3-5 years
Occupancy:          Currently in lease up stages. Owner indicated that building will be complete on September 15, 1997 and there is only
                    2,000 square feet remaining to be leased.
Source:             Caton Bros. Inc. (Wayne Caton) - (205) 755-3212


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 36


                                [PHOTO OMITTED]

Rent Comparable #2

Name:               Cato Shopping Center
Location:           Highway 31 South
                    Clanton, AL
Year Built:         1996
Anchor Tenants:     None
Shop Size:          12,560 sq. ft.
Tenants:            Cato, Friedman's Jewelers, Nail Star, Dollar Tree
Shop Rent:          Owner would not disclose rents citing a landlord/tenant
                    agreement. He did indicate that he would not build a similar store unless he could get $11.00 per square foot.
Term:               3-5 years
Occupancy:          100%
Source:             Currin-Patterson Real Estate      704-365-1247


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 37


                                [PHOTO OMITTED]

Rent Comparable #3

Name:               Shoe World Shopping Center
Location:           7th Avenue
                    Clanton, AL
Year Built:         1965
Anchor Tenants:     None
Shop Size:          13,786 sq. ft.
Tenants:            N/A
Shop Rent:          Old - $5.50           New - $6.50 - $7.00
Term:               1-3 years
Occupancy:          100%
Remarks:            4,961 square feet of office/retail space was added in 1995.
                    Landlord pays taxes and insurance estimated at $0.35 per
                    square foot.
Source:             Jimmy Wayne Easterling 205-755-2365


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 38


                                [PHOTO OMITTED]

Rent Comparable #4

Name:               Food Fair Shopping Center
Location:           Highway 31 North
                    Clanton, AL
Year Built:         1983
Anchor Tenants:     Food Fair (33,262 sf) and Revco (12,000 sf)
Shop Size:          3,000 sq. ft.
Tenants:            Head Start and Vacant Space
Shop Rent:          $8.00
Term:               3-5 years
Occupancy:          50%
Source:             Dansby Realty - (205) 755-9199


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 39


                                [PHOTO OMITTED]

Rent Comparable #5

Name:               Village Square
Location:           7th Avenue/Jackson Street
                    Clanton, AL
Year Built:         1989
Anchor Tenants:     None
Shop Size:          11,875 sq. ft.
Tenants:            Fishing Hole, Pawn Shop, Cakes & Candy, etc., Shirt Shack,
                    Central AL Electric Co-Op, Franklin Financial
Shop Rent:          $6.00 - Landlord pays taxes and insurance estimated at $0.35 per square feet.
Term:               1-3 years
Occupancy:          100%
Source:             Jimmy Wayne Easterling 205-755-2365


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 40


                                [PHOTO OMITTED]

Rent Comparable #6

Name:               Chilton Mart
Location:           Highway 31 North
                    Clanton, AL
Year Built:         1965 +/-
Anchor Tenants:     Associated Foods (25,016 SF)
Shop Size:          40,530 sq. ft.
Tenants:            Carpet Village, City Finance, Myers Business Products,
                    Mickey's Music Store, Paul's Taekwondo, Bates Pool Company,
                    Dollar General, Central AL Home Health services,
                    Rogers & Waid, P.A.
Shop Rent:          $5.00 - $6.50
Term:               1-3 years
Occupancy:          90%
Source:             Donald Davis          205-668-1198


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 41


The comparables indicate a range of $5.00-$11.00 per square foot. Comparables 1 and 2 are the newest centers in Clanton while Comparable 4 is the only grocery anchored center. These comparables are in the $8.00 - $11.00 per square foot range and are considered the best indicators of the subject's market rent. In addition to these comparables, consideration was given to the current rents being obtained by the center in the $8.00 - $9.00 per square foot range. Based on the foregoing factors, the current rents obtained by the subject in the $8.00
- $9.00 per square foot range are considered market rents.

Vacancy and Collection Loss

The comparables generally indicate occupancy to be in the 90% - 100% range with the exception of Comparable 4 which has only 2 shop spaces with 1 being vacant. The local market for shop space appears strong for good properties in good locations as evidenced by the almost 100% leaseup of Comparable 1 prior to completion.

Given the previously discussed factors, a vacancy and collection loss rate of 5% is estimated for the subject.

Expenses

Expenses are estimated for the subject utilizing a 3 year operating history for the property and expense histories of comparable properties. Historical data on the subject is presented in the table below.

======================================================================================
  Income                  1994  Per Sq.Ft.      1995  Per Sq.Ft.      1996  Per Sq.Ft.
                          ----  ----------      ----  ----------      ----  ----------
Gross Rents           $391,325    $   6.85  $387,062    $   6.77  $386,265    $   6.76
Expenses
Auto/Travel           $    184    $   0.00  $    205    $   0.00  $      0    $   0.00
Cleaning/Maintenance  $  7,688    $   0.13  $  6,421    $   0.11  $  8,879    $   0.16
Commissions           $      0    $   0.00  $      0    $   0.00  $      0    $   0.00
Insurance             $  4,784    $   0.08  $  4,816    $   0.08  $  5,318    $   0.09
Legal/Accounting      $      0    $   0.00  $      0    $   0.00  $      0    $   0.00
Repairs               $  3,388    $   0.06  $  2,105    $   0.04  $  1,154    $   0.02
Taxes                 $ 18,246    $   0.32  $ 17,975    $   0.31  $ 18,246    $   0.32
Utilities             $  3,688    $   0.06  $  4,110    $   0.07  $  3,271    $   0.06
Miscellaneous         $  5,798    $   0.10  $  3,964    $   0.07  $ 26,239    $   0.46
                      --------    --------  --------    --------  --------    --------
Total Expenses        $ 43,776    $   0.77  $ 39,596    $   0.69  $ 63,107    $   1.10
======================================================================================

Comparable properties utilized are presented on the following pages.


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 42


Expense Comparable #1

Project Name:     Confidential
Location:         Central Alabama

Year Built:       1978       Gross Leaseable Area:     62,510 SF
Source:           Year End Statement
Type Center:      Neighborhood Shopping Center
Analysis Year:    1995       Analysis by: PJM

    Item                      Total     $/SF      % EGI
    ----                      -----     ----      -----
Effective Gross Income     $260,657    $4.17     100.0%
Plus CAM/Reimbursements     $22,347    $0.36
Plus Misc. Income               $83    $0.00

Effective Gross Income     $283,087    $4.53     100.0%
Less Expenses:
  Management                $10,663    $0.17       3.8%
  Ad Valorem Tax:           $21,172    $0.34       7.5%
  Insurance:                 $4,405    $0.07       1.6%
  Administrative Exp.        $3,556    $0.06       1.3%
  CAM:                      $25,305    $0.40       8.9%
  Utilities:                   $332    $0.01       0.1%
  Miscellaneous:             $1,718    $0.03       0.6%

Total Expenses:             $67,151    $1.07      23.7%
                            -------    -----      -----

Net Operating Income:      $215,936    $3.45      76.3%
                           ========    =====      =====

Comments: Miscellaneous expense is building repair and maintenance.


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 43


Expense Comparable #2

Project Name:     Confidential
Location:         Northwest Alabama

Year Built:       1986       Gross Leaseable Area:         59,389 SF
Source:           Year End Statement
Type Center:      Neighborhood
Analysis Year:    1995       Analysis by: DPM

    Item                      Total      $/SF       % EGI
    ----                      -----      ----       -----
Potential Gross Rent:      $459,768     $7.74      100.0%
Less Vac/Credit Loss:         $-603    $-0.01       -0.1%
Effective Gross Rent       $459,165     $7.73       99.9%
Plus CAM/Reimbursements:    $41,120     $0.69        8.9%
Plus Misc. Income:           $3,439     $0.06        0.7%

Effec. Gross Income:       $503,724     $8.48      100.0%
Less Expenses:
  Management:               $30,762     $0.52        6.1%
  Ad Valorem Tax:           $33,939     $0.57        6.7%
  Insurance:                 $4,915     $0.08        1.0%
  Administrative Exp.        $1,391     $0.02        0.3%
  CAM:                      $41,892     $0.71        8.3%
  Miscellaneous              $8,765     $0.15        1.7%

Total Expenses:            $121,664     $2.05       24.2%
                           --------     -----       -----

Net Operating Income:      $382,060     $6.43       75.8%
                           ========     =====       =====

Comments: Utilities expense included in CAM. Miscellaneous expense is non-pass through expense for building repair.


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 44


 Expense Comparable #3

Project Name:     Confidential
Location:         Central Alabama

Year Built:       1994       Gross Leasable Area:          59,389 SF
Source:           Operating Statement
Type Center:      Strip Retail
Analysis Year:    1994       Analysis by: DPM

       Item                 Total    $/SF        % EGI
       ----                 -----    ----        -----
Effective Gross Income   $485,437   $8.17       100.0%

Less Expenses:
  Management:            $29,143    $0.49       6.0%
  Ad Valorem Tax:        $33,473    $0.56       6.9%
  Insurance:             $5,303     $0.09       1.1%
  Administrative Exp.    $789       $0.01       0.2%
  CAM:                   $17,147    $0.29       3.5%
  Miscellaneous          $250       $0.00       0.1%
                         -------    -----       ----

Total Expenses:          $86,105    $1.45       17.7%
                         =======    =====       =====

Net Operating Income:    $399,332   $6.72       82.3%

Comments: Utilities expense included in CAM. Miscellaneous expense is for non-pass through building repair.


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 45


Expense Comparable #4

Project Name:     Confidential
Location:         Central Alabama

Year Built:       1987       Gross Leasable Area:          28,200 SF
Source:           Operating Statement
Type Center:      Strip Retail
Analysis Year:    1996       Analysis by: PJM

    Item                 Total      $/SF        % EGI
    ----                 -----      ----        -----
Effective Gross Income   $252,947   $8.97       100.0%

Less Expenses:
  Management:            $22,790    $0.81       9.0%
  Ad Valorem Tax:        $11,988    $0.43       4.7%
  Insurance:             $3,160     $0.11       1.2%
  Administrative Exp.    $7,359     $0.26       2.9%
  CAM:                   $27,184    $0.96       10.7%
  Miscellaneous:         $3,512     $0.12       1.4%

Total Expenses:          $75,993    $2.69       30.0%
                         -------    -----       -----

Net Operating Income:    $176,954   $6.27       70.0%
                         ========   =====       =====


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 46


Expenses are estimated for the subject as follows:

Management:                The management fee of the comparable properties
                           ranged from 3.8% - 6.1%. As indicated previously, the subject property is one of fifteen shopping centers in a cross collateralized portfolio of retail properties under single management. Considering economies of scale, the subject's management fee is estimated at the low end of the range at 4% of effective rental income (exclusive of expense reimbursements).

Property Taxes:            Previously estimated at $17,787 annually, or $0.31
                           per square foot.

Insurance:                 Estimated at $0.08 per square foot based on expense
                           comparables and historical data.

Common Area Maintenance:   Estimated $0.40 per square foot based on expense
                           comparables and historical data.

Structural Maintenance:    Estimated at $0.10 per square foot(excluding Winn
                           Dixie space as per lease) based on market norm.

Total expenses are estimated for the subject at $69,746, or $1.07 per square foot. The estimates for CAM, property taxes and insurance are considered reimbursable charges and will be reimbursed by all tenants on a prorata basis. The table below illustrates the calculation of expense reimbursement.

================================================================================================
                                      Expense Reimbursement
================================================================================================
                             CAM    Taxes  Insurance  Management  Structural  Sq.Ft.  % of Total
                             ---    -----  ---------  ----------  ----------  ------  ----------
Winn Dixie               $18,200  $12,403     $3,640      $    0        $  0  45,500      69.73%
Harco                    $ 3,380  $ 2,303     $  676      $    0        $  0   8,450      12.95%
Little Ceasars           $   480  $   327     $   96      $    0        $  0   1,200       1.84%
First Family Financial   $   480  $   327     $   96      $    0        $  0   1,200       1.84%
Akram's Deli             $   480  $   327     $   96      $  540        $ 60   1,200       1.84%
Video Express            $ 1,441  $   982     $  288      $    0        $  0   3,600       5.52%
Mane Attractions         $   720  $   491     $  144      $  720        $ 90   1,800       2.76%
Buck a Roos              $   919  $   626     $  184      $    0        $  0   2,300       3.52%
Totals                   $26,100  $17,786     $5,220      $1,260        $150  65,250     100.00%
Total Reimbursements     $50,516
Shop Reimbursements      $ 9,914
================================================================================================


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 47


As the table illustrates, all tenants reimburse taxes, insurance and common area maintenance on a prorata basis. The most recent shop space leases also call for reimbursement of management fee at 5% of base rent and structural maintenance at $0.05 per square foot.

The table below presents a summary and illustration of the previously discussed income and expenses and a calculation of net operating income.

====================================================================================
                                   INCOME APPROACH
                                   PROFORMA
Winn Dixie                          45,500 Sq.Ft. X    $7.32 per sq.ft.  =  $333,060
Harco                                8,450 Sq.Ft. X    $7.50 per sq.ft.  =  $ 63,375
Shops                               11,300 Sq.Ft. (From previous page)      $ 95,200
                                    ------                                  --------
Potential Gross Rents               65,250                                  $491,635
Expense Reimbursement (From previous page)                                  $ 50,516
                                                                            --------
Potential Gross Income                                                      $542,151
Vacancy and Collection Loss (Shop space only) 5.0% of PGR/Reimbursements =  $  5,256
                                                                            --------
Effective Gross Income                                                      $536,895
Less Expenses:                          $ Amount  % of EGI  $ per SF
                                        --------  --------  --------
  Common Area Maintenance                $26,100      4.9%     $0.40
  Property Taxes                         $17,787      3.3%     $0.27
  Insurance                               $5,220      1.0%     $0.08
  Management (% of Effec Rental Income)  $18,682      4.0%     $0.29
  Structural Reserve (Excl Winn Dixie)    $1,975      0.4%     $0.10
                                                     -----     -----
Total Expenses                                       13.0%     $1.07        $ 69,764
                                                                            --------
Net Operating Income                                                        $467,131
====================================================================================

Utilizing a 9.0% capitalization rate and the net operating income previously calculated, an estimate is made for the subject by the Income Approach as follows:

============================================================================
VALUE INDICATION - INCOME APPROACH
Net Operating Income          $359,458 Capitalized @   10.00%   =  $3,594,580
VALUE BY INCOME APPROACH                            (Rounded)      $3,590,000
============================================================================

Overall Capitalization Rate

To estimate the subject's value via the Income Approach, the subject's stabilized net operating income is capitalized with an overall capitalization rate of 9.0%. The selected overall capitalization rate is based on several methods of capitalization rate development with consideration given to the cross collaterlization of the subject property with the other fourteen shopping centers in the securitized portfolio of retail properties. The cap rate development methods, which are presented following the Income Approach Summary on the following page, includes rates extracted from comparable sales, recently published investor


                                              H.J. Porter & Assoc. of Montgomery

INCOME APPROACH - (CONTINUED)                                                 48


survey, and three methods using mortgage and equity positions which include the Ellwood, Bank of Investment, and Debt Coverage Ratio Methods.

Rates extracted from the comparable sales, none of which had non-terminable leases, ranged from 9.57% to 1.20% with an average of 9.81% and the most recent sale being at 9.64%. Published rates from the Second Quarter 1997, Korpacz Real Estate Investor Survey for National Strip Shopping Center, ranged from 8.25% to 13% with an average rate of 9.84% which is similar to the market extracted rates. The mid range rates from the three mortgage/equity methods ranged from 8.9% to 9.24%. The rates developed with mortgage/equity factors reflect current conditions and declining interest rates. The criteria used for these methods was taken from the above investor survey and from interviews with mortgage brokers.

The High, Middle, and Low average of the five methods of cap rate development are 10.25%, 9.31%, and 8.71% respectively. Based on this analysis and the above considerations, the subject's overall capitalization rate is estimated to fall between the Middle and Low range of the five methods.


                                              H.J. Porter & Assoc. of Montgomery

Explanatory Notes

Capitalization Rate Evidence

The chart on the facing page illustrates 5 different sets of data or evidence as to appropriate current property capitalization rates.

Item # 1 reflects the current range in capitalization rates in the local market based on actual sales - this information is historical in nature although there has been a fairly consistent pattern evident in this market over the years.

Item # 2 reflects actual cap rates used by large financial institions in the acquisition and financing of major real estate projects. These rates are also historical in nature, but are based on properties of a magnitude atypical in this market area. Properties that would appeal to at least a regional and perhaps a national market of potential buyers.

Item # 3 reflects a calculated cap rate utilizing the Ellwood model based on future expectations in income and property value growth and equity yield rates - explicit input assumptions are listed. This method is compelling when market mortgage and equity yield returns are predictable and property and income changes can be reliably predicted.

Item # 4 analyzes required capital outlays to service both the debt (ie mortgage payment) and the equity (cash on cash or before tax cash flow or equity dividend). The weighted average of these required returns is, by definition, equal to the capitalization rate. It should be noted that the mortgage interest rate and equity yield rate are NOT part of this calculation.

Item # 5 provides another method often used by lenders. The debt coverage ratio is a factor equal to the net operating income divided by the annual debt service
- in other words, it is an estimate of the "cushion" or excess of net operating income over and above debt service. The calculated cap can be solved for by the following formula Ro = Rm x DCR x M.

The actual cap rate used by appraisers in this analysis is bracketed by this information. Further, this chart illustrates the implicit market expectations of the various investment parameters that are reflected by the specific capitalization rate used.

INCOME APPROACH - (CONTINUED)                                                 49


=====================================================================================================
                              Property Capitalization Rate Justification
-----------------------------------------------------------------------------------------------------
                                                              Pessimistic   Most Likely   Optimistic
                                                              -----------   -----------   ----------

1. Market extracted rates for                                 ---------------------------------------
   similar properties                                              10.20%         9.81%        9.57%
                                                              ---------------------------------------

2. Recent published cap rates                                 ---------------------------------------
   used by institutional investors                                 13.00%         9.84%        8.25%
 (CB Commercial "B")                                          ---------------------------------------

3. Ellwood method calculated rates

           11.55% = Eqty yield before tax

% Property appreciation (income)

                            over hold period =                     -5.00%         0.00%        5.00%
              75% = Mortgage percent of value
            7.75% = Mortgage interest rate
             20.0 = Mortgage term in years
             10.0 = Investment holding period
            9.85% = Rm = Mortgage constant
            14.4% = Rmp = Mortgage constant over holding period
            31.6% = P = Percent of mortgage paid off over hold period
             5.8% = SFF = Sink fund factor
            37.2% = J factor                                  ---------------------------------------
                         Calculated cap rate =                      9.36%         8.90%        8.45%
                                                              ---------------------------------------

4. Band of Investment Method

                  Mortgage percent to value                        70.00%        75.00%       80.00%
                  Mortgage constant                                10.85%         9.85%        8.85%
                  Equity percent to value                          30.00%        25.00%       20.00%
                  Eqty cash on cash rate                            8.00%         7.00%        6.00%
                         Calculated cap rate                  ---------------------------------------
                                                                   10.00%         9.14%        8.28%
                                                              ---------------------------------------

5. Debt Coverage Ratio Method

                     Req'd debt coverage ratio                       1.25          1.20         1.15
                  Mortgage percent to value                         70.00%        75.00%       80.00%
                  Mortgage constant                                 10.85%         9.85%        8.85%
                         Calculated cap rate                  ---------------------------------------
                                                                     9.49%         8.87%        8.14%
==============================================================---------------------------------------

=====================================================================================================


                                              H.J. Porter & Assoc. of Montgomery

SALES COMPARISON APPROACH

To estimate the subject property's value by market comparison, a direct comparison is made with actual sales of other shopping center properties. These sales are analyzed on the basis of price per square foot of building area and effective gross income multiplier.

While the subject property is part of a large portfolio of retail properties which would most likely be marketed as a total package, no sales of similar portfolios were found with which to compare.

Each sale is adjusted for pertinent items, including unusual financing or conditions of sale, time lapsed since sale, and physical differences based on a net operating income factor. A comparison and adjustment of the comparable sales follows the detailed information on each of the sales on the following pages.


                                              H.J. Porter & Assoc. of Montgomery

                                [PHOTO OMITTED]

SALES COMPARISON APPROACH - (CONTINUED)                                       51

Comparable Improved Sales

Sale #1

Address/Location:       North Hixson Marketplace
                        Hixson Pike/Camp Columbus Road
                        Chattanooga, TN
Grantor:                North Hixson, LLC
Grantee:                Amberjack, Ltd
Sale Date:              03/04/1996
Sale Price:             $4,760,000
Cash Equiv Price:       $4,760,000
Terms:                  Cash to seller
Recorded:               Hamilton County
Verified With:          Dick Smalz, with grantor (205)871-2617
Verified By:            David Mullins - H.J. Porter & Associates
Date Verified:          03/15/1996
Rights Conveyed:        Leased fee
Land Size:              Acres: 9.2400
Access/Visibility:      Average/average
Highest & Best Use:     Shopping center
Parking:                405               Parking Ratio: 5.88
Building Size:          68,870 SF(GBA)
Land:Bldg Ratio:        5.8
Year Built:             1995
Condition:              Good
Building Description:   One story neighborhood shopping center with split face
                        block exterior walls and synthetic stucco on steel stud
                        canopy.
Anchors:                Winn Dixie (49,600 sq.ft.); Big B Drugs (8,470 sq.ft.)
Anchor - Sq. Ft.:       58,070               Anchor %: 84.3
Local:                  Movie Gallery, Sally's Beauty Supply, etc
Local - Sq. Ft.:        10,800               Local %:  16
Lease Information:      Tenants pay prorata of CAM, taxes and insurance


                                              H.J. Porter & Assoc. of Montgomery

SALES COMPARISON APPROACH - (CONTINUED)                                       52


ANALYSIS

(1|2|3) *Source                           TOTAL $ AMOUNT    $ PER SF (GBA)
                                          --------------    --------------
(S\A\F)     Potential Gross Income:       $623,083                $9.05
(A\E\F)     Vac & Credit Loss:            $13,057                 $0.19
                                          --------                -----
(A\E\F)     Effec. Gross Income:          $610,026                $8.86
(A\E\F)     Less Expenses:                $124,533                $1.81
                                          --------                -----
(A\E\F)     Net Oper. Income              $485,493                $7.05

=============================================================
Field 1:      S=Seller       B=Buyer             A=Appraiser
Field 2:      A=Actual       E=Estimated
Field 3:      P=Prior Year   F=Year Following
=============================================================

INDICATORS OF VALUE:          Price Per SF (GBA):     $69.12
                              PGIM:                   7.64
                              EGIM:                   7.80
                              Ro:                     0.1020
                              Expense Ratio:          0.20%

Remarks: At the time of the sale there were 2 vacant shop spaces containing 2,400 sq.ft. Expense contributions included PGI and local vacancy. Vacancy based on 10% of local shop plus expense contributions. Expenses based on 4% management, $1.59 for taxes, CAM and insurance plus $0.05 per sq.ft. for structural. Estimated expenses are consistent with grantor's proforma. Local shop space average rent was $10.45 per sq.ft.


                                              H.J. Porter & Assoc. of Montgomery

                                [PHOTO OMITTED]

SALES COMPARISON APPROACH - (CONTINUED)                                       53


Comparable Improved Sales

Sale #2

Address/Location:       Hillcrest Marketplace
                        Hillcrest Road & Grelot Road
                        Mobile, AL
Grantor:                Hillcrest Marketplace, Ltd.
Grantee:                Confidential
Sale Date:              09/15/1997
Sale Price:             $6,490,000
Cash Equiv Price:       $6,490,000
Terms:                  Cash to Seller
Recorded:               Not yet recorded        Mobile County
Verified With:          Scott Holcombe, Arlington Properties - Developer
Verified By:            Harris Hollans, H.J. Porter & Associates
Rights Conveyed:        Leased fee Interest
Land Size:              Acres: 12.49
Access/Visibility:      Good/good
Highest & Best Use:     Neighborhood Shopping Center
Parking:                359               Parking Ratio: 4.63
Building Size:          76,365 SF(GBA)
Land:Bldg Ratio:        7.1
Year Built:             1997
Condition:              New
Building Description:   Red Brick Veneer front over concrete block wall.
                        Reinforced concrete slab. Single ply membrane roof.
                        Raised seam metal and canvas awning.
Anchors:                Winn Dixie (51,282 sq.ft.),  Revco (9,240 sq. ft.)
Anchor - Sq. Ft.:       60,522                  Anchor %:  79.25
Local:                  Various regional, national, & local
Local - Sq. Ft.:        15,843                  Local %:   20.75
Lease Information:      Winn Dixie rent was $8.00 sq. ft. Revco rent was $8.00
                        per sq. ft. Local rents were pro-forma $11.50, actual
                        was $12.50 per sq. ft. Anchor expense contributions were
                        estimated at $0.99 per sq. ft. with local tenants at
                        $1.38 per sq. ft.


                                              H.J. Porter & Assoc. of Montgomery

SALES COMPARISON APPROACH - (CONTINUED)                                       54


ANALYSIS

(1|2|3) *Source                      TOTAL $ AMOUNT       $ PER SF (GBA)
                                     --------------       --------------
(A\E\F)     Potential Gross Income:  $756,072             $9.90
(A\E\F)     Vac & Credit Loss:       $17,613              $0.23
                                     -------              -----
(A\E\F)     Effec. Gross Income:     $738,459             $9.67
(A\E\F)     Less Expenses:           $112,823             $1.48
                                     --------             -----
(A\E\F)     Net Oper. Income         $625,636             $8.19

=============================================================
Field 1:      S=Seller       B=Buyer             A=Appraiser
Field 2:      A=Actual       E=Estimated
Field 3:      P=Prior Year   F=Year Following
=============================================================

INDICATORS OF VALUE:          Price Per SF (GBA):     $84.99
                              PGIM:                   8.58
                              EGIM:                   8.79
                              Ro:                     9.64
                              Expense Ratio:          15.28%

Remarks: The total Gross Building Area of the shopping center was 77,557 sq. ft. Local tenant space was projected to be 100% leased prior to completion. The sale of the property was also negotiated prior to completion. Estimated completion date was July 1997. There were five out-parcel lots at the center which were not included in the transaction. Significant site work was necessary for development. Estimated site work totaled $85,000 per acre. Out-parcels were marketed to Wendy's, New York Bagel, and Boston Market.


                                              H.J. Porter & Assoc. of Montgomery

                                [PHOTO OMITTED]

                                [PHOTO OMITTED]

SALES COMPARISON APPROACH - (CONTINUED)                                       55

Comparable Improved Sales

Sale #3

Address/Location:       Village @ Moody
                        US Highway 411
                        Moody, AL
Grantor:                FS Partnership, Ltd
Grantee:                Birmingham Realty
Sale Date:              02/14/1996
Sale Price:             $4,485,000
Cash Equiv Price:       $4,485,000
Terms:                  Cash to seller
Recorded:               Deed Book 261, Page 313 St Clair County
Verified With:          Paul Spina, grantor (205)733-1131
Verified By:            David Mullins - H.J. Porter & Associates
Date Verified:          04/10/1996
Rights Conveyed:        Leased fee
Land Size:              Acres: 8.4300
Access/Visibility:      Average/average
Highest & Best Use:     Shopping center
Parking:                396               Parking Ratio:   6.51
Building Size:          60,800 SF(GBA)
Land:Bldg Ratio:        6.0
Year Built:             1995
Condition:              Good
Building Description:   One story neighborhood shopping center of masonry
                        construction with brick front and sides and concrete
                        block at rear. Flat builtup roof system
Anchors:                Winn Dixie (44,000 sq.ft.)
Anchor - Sq. Ft.:       44,000                  Anchor %:  72.4
Local:                  Movie Gallery, J & E Ent., Head Start, Open Book, Moody
                        Cleaners, etc

Local - Sq. Ft.:        16,800                  Local %:   28
Lease Information:      Winn Dixie at $7.00/sq.ft. Shop space at $10.50-$11.50
                        with an average of $10.67 per sq.ft. All tenants pay prorata share of CAM, taxes and insurance.


                                              H.J. Porter & Assoc. of Montgomery

SALES COMPARISON APPROACH - (CONTINUED)                                       56


ANALYSIS

(1|2|3) *Source                       TOTAL $ AMOUNT      $ PER SF (GBA)
                                      --------------      --------------
(A\E\F)     Potential Gross Income:   $533,922            $8.78
(A\E\F)     Vac & Credit Loss:        $9,920              $0.16
                                      --------            -----
(A\E\F)     Effec. Gross Income:      $544,002            $8.95
(A\E\F)     Less Expenses:            $87,532             $1.44
                                      --------            -----
(A\E\F)     Net Oper. Income          $456,470            $7.51

=============================================================
Field 1:      S=Seller       B=Buyer             A=Appraiser
Field 2:      A=Actual       E=Estimated
Field 3:      P=Prior Year   F=Year Following
=============================================================

INDICATORS OF VALUE:          Price Per SF (GBA):     $73.77
                              PGIM:                   8.40
                              EGIM:                   8.24
                              Ro:                     0.1018
                              Expense Ratio:          0.16%

Remarks: Vacancy based on 5% of local shop plus expense contributions. Expenses based on 4% management, taxes @ $0.58 per sq.ft., insurance @ $0.10 per sq.ft., CAM @ $0.40 per sq.ft and structural @ $0.05 per sq.ft.


                                              H.J. Porter & Assoc. of Montgomery

                                [PHOTO OMITTED]

SALES COMPARISON APPROACH - (CONTINUED)                                       57


Comparable Improved Sales

Sale #4

Address/Location:       North Madison Corners
                        NEC US 72 and Wal-Triana Highway
                        Madison, AL
Grantor:                North Madison Associates, Ltd.
Grantee:                Still Hunter, Jr.
Sale Date:              03/10/1995
Sale Price:             $4,900,000
Cash Equiv Price:       $4,900,000
Equity:                 $1,150,000
Debt:                   $3,750,000        Year 1 Debt Service: $348,365
Terms:                  $1,150,000 Cash; Assumed $3,750,000 mortgage at
                        7.7% with 23 yr amortization.
Recorded:               Book 850, Page 965 Madison County
Verified With:          Bob Givens, CCIM - Agent; Billy Hulsey/Grantor
                        (205)250-8700
Verified By:            David P. Mullins, H.J. Porter & Associates
Date Verified:          06/15/1995
Rights Conveyed:        Leased Fee
Land Size:              Acres: 9.52
Access/Visibility:      Average
Highest & Best Use:     Shopping Center
Building Size:          66,270 SF(GBA)
Land:Bldg Ratio:        6.3
Year Built:             1994
Condition:              Good
Building                Description: Brick veneer and masonry block exterior
                        with flat built-up tar and gravel roof Dixie - 44,000
                        sq.ft.; Big B Drugs - 8,470 sq.ft.
Anchor - Sq. Ft.:       52,470             Anchor %: 79.2
Local:                  Unknown
Local - Sq. Ft.:        13,800             Local %:  21
Lease Information:      Local: CAM, taxes and insurance
                        Anchor: CAM, taxes and insurance


                                              H.J. Porter & Assoc. of Montgomery

SALES COMPARISON APPROACH - (CONTINUED)                                       58


ANALYSIS

(1|2|3)       *Source                         TOTAL $ AMOUNT $ PER SF (GBA)
                                              -------------- --------------
(S\A\F)       Potential Gross Income:               $582,695          $8.79
(S\A\F)       Vac & Credit Loss:                     $15,870          $0.24
                                                     -------          -----
(S\A\F)       Effec. Gross Income:                  $566,825          $8.55
(S\A\F)       Less Expenses:                         $92,257          $1.39
                                                     -------          -----
(S\A\F)       Net Oper. Income                      $474,568          $7.16
(S\A\F)       Debt Service (Yr 1):                  $348,365          $5.26
                                                    --------          -----
(S\A\F)       Cash Flow:                            $126,203          $1.90

==========================================================
Field 1:        S=Seller      B=Buyer          A=Appraiser
Field 2:        A=Actual      E=Estimated
Field 3:        P=Prior Year  F=Year Following
==========================================================

INDICATORS OF VALUE:    Price Per SF (GBA):     $73.94
                        PGIM:                   8.41
                        EGIM:                   8.64
                        Ro:                     0.0969
                        Re:                     0.1097
                        Expense Ratio:          0.16%

Remarks: PGI based on Winn Dixie $7.40/sq.ft. Big B Drugs, $10.50/sq.ft. average for local, $1.00/sq.ft. pass through for CAM, tax and insurance. Vacancy based management, $1.00/sq.ft. for CAM, tax and insurance, and $0.05/sq.ft./CAM.


                                              H.J. Porter & Assoc. of Montgomery

                               [GRAPHIC OMITTED]

                                Comparable Sales

SALES COMPARISON APPROACH - (CONTINUED)                                       59


The sales are compared and adjusted to the subject in the following table.

==================================================================================================================
                                            MARKET SALES COMPARISON GRID
==================================================================================================================
Comp. Number                  SUBJECT                 #1                 #2                #3                   #4
                                                      --                 --                --                   --
Name              Clanton Marketplace  N. Hixson Mktplce  Hillcrest Mktplce   Village @ Moody   N. Madison Corners
Location              U.S. Highway 31        Hixson Pike     Hillcrest Road       Highway 411           Highway 72
                          Clanton, AL     Chattanooga,TN         Mobile, AL         Moody, AL          Madison, AL
Cash Eq.Sale Price                            $4,760,000         $6,490,000        $4,485,000           $4,735,332
Date of Sale                 08/22/97           03/04/96           07/01/97          02/14/96             03/10/95
Building Area                  65,250             68,870             76,365            60,800               66,270
Yr Built/Effective Age          A5/E2                New                New               New                  New
Unadjust. Price/SF                                $69.12             $84.99            $73.77               $71.46
Eff.Gross Income             $536,895           $610,026           $738,459          $544,002             $566,825
EGIM                                                7.80               8.79              8.24                 8.35
Net Oper. Income             $467,131           $485,493           $625,636          $456,470             $474,568
Per SF                          $7.16              $7.05              $8.19             $7.51                $7.16
------------------------------------------------------------------------------------------------------------------
ADJUSTMENTS                                           #1                 #2                #3                   #4
                                                      --                 --                --                   --
Conditions of Sale                                Normal             Normal            Normal               Normal
                                                      0%                 0%                0%                   0%
Market Conditions/Time
                      5% /year                      7.3%               0.7%              7.6%                12.3%
Preliminary Adj. Price                        $5,107,480         $6,535,430        $4,825,860           $5,317,778
Preliminary Adj.Price/Sq.Ft.                      $74.16             $85.58            $79.37               $80.24
------------------------------------------------------------------------------------------------------------------
PHYSICAL DIFFERENCES                                  #1                 #2                #3                   #4
                                                      --                 --                --                   --
  NOI Per Sq.Ft.                $7.16              $7.05              $8.19             $7.51                $7.16
  NOI Adjustment                                      2%               -13%               -5%                   0%
                                                      --               ----               ---                   --
Subtotal-Physical                                     2%               -13%               -5%                   0%
------------------------------------------------------------------------------------------------------------------
Final Adjusted Price                          $5,209,630         $5,685,824        $4,584,567           $5,317,778
Final Adj.Price/Sq.Ft.                            $75.64             $74.46            $75.40               $80.24
===================================================================================================================

The sales are adjusted to the subject as follows.

Conditions of Sale:     Each sales is considered an arm's length transaction and
                        no adjustments are made.

Market Conditions:      Considers an increase of 5% per year based on analysis
                        of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.

NOI Adjustment:         Each sale is adjusted to the subject utilizing a net
                        operating income adjustment. This adjustment quantifies the differences in the properties by analyzing the net operating income produced by each. It is based on the premise that an investor will pay more per square foot for a property producing more income than a similar property.


                                              H.J. Porter & Assoc. of Montgomery

SALES COMPARISON APPROACH - (CONTINUED)                                       60


After adjustments, the sales indicated a range of $74.46- $80.24 per square foot. For the subject, a value of $76.00 per square foot is concluded, indicating a value by the Sales Comparison Approach as follows:

    ========================================================================
                 TOTAL INDICATED VALUE - PRICE/SQUARE FOOT BASIS

    ========================================================================
    Price per Sq.Ft.     65,250 Sq.Ft.  X    $76.00 /Sq.Ft.    =  $4,959,000
    VALUE INDICATION                               (Rounded)      $4,960,000
    ========================================================================

An additional analysis was made utilizing the effective gross income multipliers
(EGIM) indicated by the sales. The multipliers fall in a range of 7.80 - 8.79. With consideration given to declining interest rates, the subject's EGIM is estimated at the high end of the range. For the subject, a multiplier of 8.50 is concluded indicating a value as follows.

    =======================================================================
                       TOTAL INDICATED VALUE - EGIM BASIS
    =======================================================================
    Effective Gross Income    536,895 Sq.Ft.  X  $8.50        =  $4,563,608
    VALUE INDICATION                         (Rounded)           $4,560,000
    =======================================================================

Reconciliation

Greatest consideration is given to the value indication by price per square foot and a value estimate by the Sales Comparison Approach is estimated as $4,960,000.


                                              H.J. Porter & Assoc. of Montgomery

RECONCILIATION AND FINAL VALUE ESTIMATE

Cost Approach.......................................................$4,800,000

This approach is believed to be a good indicator of value when a property is proposed/new construction or when it is a special use type property. With a property like the subject, accurately estimating accrued depreciation becomes the problem. Because the property is income producing this approach is given secondary consideration to the Income Approach.

Income Approach.....................................................$5,190,000

This approach is felt to be a good indicator of the subject's value. It reflects current and projected market conditions as they relate to the subject and mirrors the actions of investors in the market. Information utilized in this approach was considered good. The Income Approach is given primary consideration in the final value estimate.

Sales Comparison Approach...........................................$4,960,000

The data utilized in this approach is considered good. Each of the sales employed has similar income producing characteristics to the subject. The sales were analyzed on the basis of price per square foot and EGIM. The value by EGIM is somewhat skewed because the effective gross income multipliers of the comparable sales do not reflect the downward trend in overall capitalization rates. This approach is given secondary consideration to the Income Approach.

Based on the value indications summarized above, we are of the opinion that the subject has prospective market value "At Completion/Occupancy" as of August 15, 1998 of:

                FIVE MILLION ONE HUNDRED NINETY THOUSAND DOLLARS
                                  ($5,190,000)

                        Divided as:             Land:             $  295,000
                                                Improvements:     $4,895,000


                                              H.J. Porter & Assoc. of Montgomery

                                CERTIFICATION

We certify that, to the best of our knowledge and belief.....

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute and the Alabama Real Estate Appraiser Board relating to review by its duly authorized representatives.

7. This assignment was made subject to regulations of the State of Alabama Real Estate Appraiser Board. The undersigned state certified appraisers have met the requirements of the board that allow this report to be regarded as a 'certified appraisal'.

8. Howard J. Porter, Jr., MAI, CCIM is currently certified under the continuing education program of the Appraisal Institute.

9. Philip J. Minor has made a personal inspection of the property that is the subject of this report. Howard J. Porter, Jr., MAI, CCIM has made a personal inspection of the property that is the subject of this report.


                                              H.J. Porter & Assoc. of Montgomery

10. No one provided significant professional assistance to the persons signing this report.

11. This appraisal assignment was not based on a request minimum valuation, a specific valuation, or the approval of a loan.

12. The real property appraised herein, based upon the foregoing investigations and analysis, has a prospective market value "At Completion/Occupancy" of the leased fee tittle as of August 15, 1998 of:

                FIVE MILLION ONE HUNDRED NINETY THOUSAND DOLLARS
                                  ($5,190,000)

                        Divided as:             Land:             $  295,000
                                                Improvements:     $4,895,000



/s/ Howard J. Porter, Jr.                                   11/12/97
------------------------------------------                  ---------------
HOWARD J. PORTER, JR., MAI, CCIM                            Date
Certified General Real Property Appraiser
Alabama Certificate #G51



/s/ Philip J. Minor                                         11/12/97
------------------------------------------                  ---------------
PHILIP J. MINOR, ASSOCIATE                                  Date
Certified General Real Property Appraiser
Alabama Certificate #G152


                                              H.J. Porter & Assoc. of Montgomery

                       ASSUMPTIONS AND LIMITING CONDITIONS

1.    LIMIT OF LIABILITY:

      The liability of the appraiser, his firm, and employees is limited to the fee collected for the work done. There is no accountability, obligation, or liability to a third party.

2.    COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

      Possession of this report or any copy thereof does not carry with the right of publication, nor may it be used for other than its intended use; the physical report(s) remain the property of the appraiser for the use of the client, the fee being for the analytical services only. The report may not be used for any purpose by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent of the appraiser, and then only in it entirety.

      Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without the written consent and approval of the appraiser, nor may any reference be made in such a public communication to the Appraisal Institute or the MAI designation.

3.    CONFIDENTIALITY:

      The appraiser may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

      This appraisal is to be used in only its entirety and no part is to be used without the whole report. All conclusions and opinion concerning the analysis are set forth in the report and were prepared by the Appraiser whose signature appears on the appraisal report, unless indicated as "Review Appraiser". No change of any item in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The Appraiser and firm shall have no responsibility if any such unauthorized change is made.

4.    TRADE SECRETS:

      This appraisal was obtained from H. J. Porter & Associates, and consists of "trade secrets and commercial information or financial information" which is privileged and confidential and exempted from disclosure under 5 U.S.C. 522(b)(4). Notify the appraiser signing the report of any request to reproduce this appraisal in whole or part.

5.    INFORMATION USED:

      No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; all are considered appropriate for inclusion to the best of our factual judgement and knowledge.

6.    TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERCIVES:

      The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The appraiser or those assisting in the preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultaion with client or third parties except under separate and special arrangement and at additional fee.

7.    EXHIBITS:

      The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos. Site plans are not surveys unless shown from separate surveyor.

8.    LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL, OR MECHANICAL
      NATURE HIDDEN COMPONENTS, SOIL:

      No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.

      The legal description is assumed to be correct as used in this report as furnished by the client, his designee, or as derived by the appraiser.

      The appraiser has inspected as far as possible, by observation, the land and the improvements thereon; however it was not possible to personally observe conditions beneath the soil or hidden structural, or other components. We have not critically inspected mechanical components within the improvements and nor representations are made herein as to these matters unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil of the area being appraised appears firm, however subsidence occurrence of problems arising from soil conditions.

      The appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil, or responsibility is assumed for any such conditions or for any expertise of engineering to discover them. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical, and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

9.    RELATING TO THE AMERICAN WITH DISABILITIES ACT:

      The American with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there is no direct evidence relating to this issue, possible non-compliance with the requirements of ADA in estimating the value of the property has not been considered.

10.   LEGALITY OF USE:

      The appraisal is based on the premise that, there is full compliance with all applicable federal, state, and local environmental regulations and laws unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal, and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

11.   LEGALITY OF USE:

      The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.

12.   AUXILLARY AND RELATED STUDIES:

      No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser reserves the unlimited right to alter, amend, revise, or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any subsequent study or analysis or previous study or analysis subsequently becoming know to him.

13.   DOLLAR VALUES, PURCHASING POWER:

      The market value estimated, and the costs used, are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

14.   INCLUSIONS:

      Furnishings and equipment of business operations except as specifically indicated and typically considered as a part of real estate, have been disregarded with only the real estate being considered in the value estimate unless otherwise stated.

15.   PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

      Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purpose of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases or proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown as if completed and operating at levels shown and projected.

16.   VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

      The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market
      Value: in the appraisal report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.

17.   MANAGEMENT OF THE PROPERTY:

      It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management; neither inefficient nor super efficient.

18.   CONTINUING EDUCATION CURRENT:

      The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and Rms who meet the minimum of this program are awarded periodic certification. Howard J. Porter, Jr. is currently certified under the Voluntary Continuing Education Program.

19.   FEE:

      The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

20.   AUTHENTIC COPIES:

      The authentic copies of this report are signed in blue ink. Any copy that does not have an original signature is unauthorized and may have been altered.

21.   HAZARDOUS MATERIAL:

      Unless otherwise stated in this report, the appraiser signing this report has no knowledge concerning the presence or absence of urea-formaldehyde foam insulation or asbestos containing material in existing improvements; if such materials are present the value of the property may be adversely affected and reappraisal at additional cost necessary to estimate the effects of such material.

22.   NOTE:

      ACCEPTANCE OF, AND/OR USE OF, THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE ABOVE CONDITIONS.

                           PROFESSIONAL QUALIFICATIONS
                                 PHILIP J. MINOR

CURRENT STATUS

Philip J. Minor is involved in the appraisal of and consulting with owners of income producing real estate. He is a general partner in H.J. Porter & Associates of Montgomery with an office located at:

                     H.J. Porter & Associates of Montgomery
                               235 S. Court Street
                            Montgomery, Alabama 36104
                                 (334) 262-8331

PROFESSIONAL AFFILIATIONS

Mr. Minor is a candidate for membership in the Appraisal Institute and is currently pursuing his MAI designation.

PROFESSIONAL EDUCATION STATUS

Mr. Minor has successfully completed the following appraisal courses:

Appraisal Institute
Standards of Professional Practices
Real Estate Appraisal Principles
Basic Valuation Procedures
Capitalization Theory & Techniques - Part A
Capitalization Theory & Techniques - Part B
Report Writing

International Association of Assessing Officials
Course 1 - Fundamentals of Real Property Appraisal
Course 2 - Income Approach to Valuation
Course 201 - Appraisal of Land - Income Approach
Course 202 - Income Approach to Valuation 11

Mr. Minor is currently a Certified General Real Property Appraiser in Alabama (Certificate #G00152) and in Georgia (Certificate #CG005214).

HISTORICAL DATA

Philip J. Minor was born in Montgomery, Alabama. He was educated in the public school system in Montgomery and graduated from Auburn University. His major field of study was Accounting and he obtained a B.S. degree in Accounting in 1985.

PROFESSIONAL QUALIFICATIONS OF PHILIP J. MINOR

Mr. Minor has been involved with Real Estate Appraisal since 1985. From 1985 to 1989 he worked with the Alabama Department of Revenue as an appraiser involved in mass appraisals for property tax purposes. In 1989 he became a fee appraiser in Montgomery and was involved in residential and commercial appraisals of various types. In 1992 he became Managing Partner in H.J. Porter & Associates of Montgomery.

REPRESENTATIVE APPRAISAL/CONSULTING CLIENTS INCLUDE:

Lenders

Colonial Bank                     Regions Mortgage      Market Street Mortgage
SouthTrust Bank of Alabama, N.A.  Amsouth Mortgage      Molton, Allen & Williams
Amsouth Bank                      Colonial Mortgage     Columbus Bank & Trust
First Montgomery Bank             Anchor Mortgage       Sterling Bank
Compass Bank                      Aliant Mortgage       SouthTrust Mortgage
First Alabama Bank                Residential Mortgage  BancBoston Mortgage
Mortgage Financing                Mortgage America      Innovative Mortgage
First National Bank of Opelika    Countrywide Mortgage  Madison Equity
Marble Mortgage                   Bank of Prattville

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                        HOWARD J. PORTER, JR., MAI, CCIM

CURRENT STATUS

Howard J. Porter, Jr., is involved in the appraisal of and consulting with owners of income producing real estate. He is President of H J Porter & Associates, Inc. with offices located at:

H.J. Porter & Assoc., Inc.              H.J. Porter & Assoc. of Birmingham
123 N. College, Ste 100/Box 28          #14 Office Park Circle Suite 230
Auburn, AL 36830                        Birmingham, AL 35223
(334) 826-8682                          (205) 871-3600

H. J. Porter & Assoc. of Montgomery
235 S. Court Street
Montgomery, AL 36104
(334) 262-8331

PROFESSIONAL AFFILIATIONS

Mr. Porter is a member of the Appraisal Institute and holds the MAI Designation (Certificate Number 5924). He has served as a member of the SREA Young Advisory Council (1977 & 1978). He served as President of the Birmingham SREA Chapter #106 (1983) and the Montgomery SREA Chapter #127 as President (1986-1987). He is a Realtor(R) Member and past Vice-President of the Lee County Association of Realtors(R), Lee County, AL. He holds the CCIM designation conferred by the Commercial Investment Real Estate Council of the National Association of Realtors(R). He is a member of the International Right of Way Association (Alabama Chapter #26) and is a panel member of the American Arbitration Association.

PROFESSIONAL EDUCATION STATUS

Mr. Porter has taken courses leading to professional designation as offered by the Appraisal Institute (AIREA) and the Society of Real Estate Appraisers (SREA) now merged as The Appraisal Institute. Additionally, he has credit for courses offered by the Real Estate Securities and Syndication Institute (RESSI) the Urban Land Institute (ULI), and the International Right of Way Association (IR/WA), and the Commercial Investment Real Estate Institute. Mr. Porter has also taken various seminars offered by SREA, AIREA, RESSI, IR/WA, Institute of Real Estate Management, and others.

The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum standards of this program are awarded periodic educational certification. He is currently certified under the Institute's voluntary continuing education program. Mr. Porter is currently a Certified General Real Property Appraiser in Alabama (Certificate #CG51) and a Certified Real Estate Appraiser in Georgia (Certificate #182).

HISTORICAL DATA

Howard J. Porter, Jr., was born in Birmingham, Alabama. He was educated in the Jefferson County School System and graduated from Auburn University. His major fields of study were Economics and Finance with a B.S. Degree in Business Administration.


                                                 H. J. Porter & Associates, Inc.

PROFESSIONAL QUALIFICATIONS OF HOWARD J. PORTER, JR.

Mr. Porter has been a licensed Real Estate Broker in Alabama since 1972 and is a Realtor(R) Member of the Lee County Association of Realtors(R). From 1974 through 1983 he was involved with appraisals, market research, syndication and consulting on various types of real estate. From 1983 through 1985 he was President of a regionally active development company headquartered in Auburn, Alabama. In 1985, H.J. Porter & Associates, Inc. was re-established in Auburn, Alabama with affiliate offices in Birmingham and Montgomery, Alabama.

He has taught college level courses on appraisal principles and practices and USPAP, has served as an adjunct faculty member in the Auburn University Department of Community Planning, and is an appraisal instructor for the International Right of Way Association. He also has given talks to various real estate related groups throughout Alabama. Mr. Porter has developed, constructed, owned, and managed investment real estate for his own and affiliated partnership's account.

              REPRESENTATIVE APPRAISAL/CONSULTING CLIENTS INCLUDE:

  Governmental                                Corporate
  ------------                                ---------
  U. S. Internal Revenue Service              Chrysler Realty Corp.
  Jefferson County, AL                        McDonald's Corporation
  Montgomery County, AL                       Norfolk Southern Railroad
  State of Alabama DOT                        South Central Bell
  U.S. Government Services Admin.             Diversified Products Corporation
  U.S. Department of the Interior             INOUE SAKAE Co. (Japan)
  U.S. Postal Service                         TIME/LIFE Corporation
  Farmers Home Administration                 Baptist Medical Center (B'ham)
  Birmingham Airport Authority                Alabama Power Company
  Auburn University                           Southern Natural Gas
  State of Alabama Department of Revenue

  Lenders                                     Development
  -------                                     -----------
  SouthTrust Bank                             Colonial Properties, Inc.
  Federal National Mortgage Association       Heims-Roark Development
  New York Life Insurance Co.                 Beisel-Moss Development
  Provident Mutual Life                       Shannon, Strobel & Weaver
  Washington Mortgage Financial               Polar-BEK, Inc.
  Columbus Bank & Trust Co.                   Southern Investment Properties
  1st Interstate Mortgage (Chicago)           McWhorter & Co.
  Nations Bank
  AmSouth Bank
  First Union Bank

Mr. Porter has appeared as an expert witness in Federal Court and Circuit Courts in various Alabama counties. He has served as a Probate Commissioner for the Jefferson County and Lee County Probate Courts.


                                                 H. J. Porter & Associates, Inc.

================================================================================

                                State of Alabama

                                     [SEAL]

                             This is to certify that

                                 PHILIP J. MINOR

               having given satisfactory evidence of the necessary
           qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a

                    CERTIFIED GENERAL REAL PROPERTY APPRAISER

                 With all the rights, privileges and obligations
                              appurtenant thereto.

LICENSE NUMBER: G00152                       /s/ [ILLEGIBLE]  Executive Director
EXPIRATION DATE: Sept. 30, 1997             ALABAMA REAL ESTATE APPRAISERS BOARD

================================================================================

================================================================================

                                State of Alabama

                                     [SEAL]

                             This is to certify that

                              HOWARD J. PORTER, JR.

               having given satisfactory evidence of the necessary
           qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a

                    CERTIFIED GENERAL REAL PROPERTY APPRAISER

                 With all the rights, privileges and obligations
                              appurtenant thereto.

LICENSE NUMBER: G00051                       /s/ [ILLEGIBLE]  Executive Director
EXPIRATION DATE: Sept. 30, 1997             ALABAMA REAL ESTATE APPRAISERS BOARD

================================================================================